                                                                           FINAL











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                               SECURED CREDIT AGREEMENT

                            DATED AS OF FEBRUARY 26, 1999


                                        AMONG


                             FIRST SOURCE FINANCIAL LLP,
                                      AS LENDER,

                             THE ROACH ORGANIZATION, INC.
                                         AND
                             TRO LEARNING (CANADA), INC.,
                                     AS BORROWERS




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

                                  TABLE OF CONTENTS


                                                                                          PAGE
SECTION 1  CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
     1.1   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
     1.2   Accounting and Financial Determinations . . . . . . . . . . . . . . . . . . . .-19-
     1.3   Cross References; Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .-20-

SECTION 2  COMMITMENTS; LOAN REQUESTS; REDUCTION OR TERMINATION OF COMMITMENTS;
     PREPAYMENTS; MAKING OF PAYMENTS; SETOFF . . . . . . . . . . . . . . . . . . . . . . .-20-
     2.1   Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-20-
     2.2   Termination Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-21-
     2.3   Loan Requests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-21-
     2.4   Certain Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-22-
     2.5   Voluntary Reduction or Termination of the Revolving Commitment. . . . . . . . .-22-
     2.6   Mandatory Prepayments on Loans. . . . . . . . . . . . . . . . . . . . . . . . .-22-
     2.7   Prepayment Premium. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-23-
     2.8   Making of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-23-
     2.9   Due Date Extension. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-23-
     2.10  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-24-
     2.11  Certain Matters Relating to LC Guaranties . . . . . . . . . . . . . . . . . . .-24-
     2.12  Loan Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-26-
     2.13  Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-26-

SECTION 3  NOTES; RECORD KEEPING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-26-
     3.1   Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-27-

SECTION 4  INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-27-
     4.1   Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-27-
     4.2   Default Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-27-
     4.3   Conversion or Continuation. . . . . . . . . . . . . . . . . . . . . . . . . . .-27-
     4.4   Special Provisions Governing LIBOR Rate Loans . . . . . . . . . . . . . . . . .-28-
     4.5   Interest Payment Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-30-
     4.6   Setting of Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-31-
     4.7   Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .-31-

SECTION 5  FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-31-
     5.1   Non-Use Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-31-
     5.2   Closing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-31-
     5.3   Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-32-
     5.4   Audit Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-32-
     5.5   Computation of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-32-


                                                 -i-

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SECTION 6  DEPOSITARY ACCOUNT AGREEMENTS; RESTRICTED ACCOUNTS; LIST OF RESTRICTED
     ACCOUNTS AND RESTRICTED ACCOUNT STATEMENTS. . . . . . . . . . . . . . . . . . . . . .-32-
     6.1   Depositary Account Agreements . . . . . . . . . . . . . . . . . . . . . . . . .-32-
     6.2   Restricted Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-33-
     6.3   List of Accounts and Account Statements . . . . . . . . . . . . . . . . . . . .-34-

SECTION 7  PROCEEDS OF COLLATERAL; APPLICATION OF FUNDS; DEEMED LOANS. . . . . . . . . . .-34-
     7.1   Proceeds of Collateral; Notices to Account Debtors; Lockbox . . . . . . . . . .-34-
     7.2   Application of Depositary Account Funds . . . . . . . . . . . . . . . . . . . .-35-
     7.3   Application of Funds Available for Loan Repayments. . . . . . . . . . . . . . .-36-
     7.4   Application Upon an Event of Default. . . . . . . . . . . . . . . . . . . . . .-36-
     7.5   Deemed Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-36-
     7.6   Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .-36-

SECTION 8  INCREASED COSTS AND OTHER SPECIAL PROVISIONS. . . . . . . . . . . . . . . . . .-38-
     8.1   Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-38-
     8.2   Funding Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-38-
     8.3   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-39-
     8.4   Discretion of Lender as to Manner of Funding. . . . . . . . . . . . . . . . . .-40-
     8.5   Conclusiveness of Statements; Survival of Provisions. . . . . . . . . . . . . .-40-

SECTION 9  COLLATERAL AND ELIGIBILITY REQUIREMENTS . . . . . . . . . . . . . . . . . . . .-40-
     9.1   Eligible Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-40-
     9.2   Account Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-41-
     9.3   Verification of Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . .-42-
     9.4   Eligible Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-42-
     9.5   Inventory Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-43-
     9.6   Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-44-
     9.7   Consigned Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-44-
     9.8   Collateral Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-44-
     9.9   Subsequently Acquired Property. . . . . . . . . . . . . . . . . . . . . . . . .-44-
     9.10  Change of Location or Name. . . . . . . . . . . . . . . . . . . . . . . . . . .-45-
     9.11  Deliveries; Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .-45-

SECTION 10 REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . .-46-
     10.1  Due Organization, Authorization, Etc. . . . . . . . . . . . . . . . . . . . . .-46-
     10.2  Certain Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-46-
     10.3  Financial Information; Financial Condition. . . . . . . . . . . . . . . . . . .-46-
     10.4  Litigation and Contingent Obligations . . . . . . . . . . . . . . . . . . . . .-47-
     10.5  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-48-
     10.6  Contracts; Absence of Default . . . . . . . . . . . . . . . . . . . . . . . . .-48-
     10.7  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-48-
     10.8  Investment Company Act; Public Utility Holding Company Act. . . . . . . . . . .-49-
     10.9  Regulations G, T, U and X . . . . . . . . . . . . . . . . . . . . . . . . . . .-49-
     10.10 Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-49-


                                                 -ii-


     10.11 Confirmation of Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . .-49-
     10.12 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-49-
     10.13 Material Disruptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-50-
     10.14 Patents, Trademarks, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .-50-
     10.15 Ownership of Properties; Property Schedule. . . . . . . . . . . . . . . . . . .-50-
     10.16 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-50-
     10.17 Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .-50-
     10.18 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-50-
     10.19 Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-50-
     10.20 Agent's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-51-
     10.21 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-51-
     10.22 Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-51-
     10.23 Governmental Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . .-51-
     10.24 Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-52-
     10.25 Employees and Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-52-
     10.26 Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-52-
     10.27 Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-53-
     10.28 Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-53-
     10.29 Places of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-53-
     10.30 Other Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-53-
     10.31 Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-53-

SECTION 11 COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-53-
     11.1  Reports, Certificates and Other Information . . . . . . . . . . . . . . . . . .-54-
     11.2  Corporate Existence; Foreign Qualification. . . . . . . . . . . . . . . . . . .-57-
     11.3  Books, Records and Inspections. . . . . . . . . . . . . . . . . . . . . . . . .-57-
     11.4  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-58-
     11.5  Taxes and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-58-
     11.6  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-58-
     11.7  Collateral Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-59-
     11.8  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-59-
     11.9  Maintenance of Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-59-
     11.10 Purchase, Redemption, Distribution, Interest and Payment Restrictions . . . . .-59-
     11.11 Guaranties, Loans, Advances or Investments. . . . . . . . . . . . . . . . . . .-60-
     11.12 Mergers, Consolidations, Sales. . . . . . . . . . . . . . . . . . . . . . . . .-60-
     11.13 Unconditional Purchase Obligations. . . . . . . . . . . . . . . . . . . . . . .-60-
     11.14 Regulations G, U and X. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-60-
     11.15 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-60-
     11.16 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-60-
     11.17 Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-61-
     11.18 Business Activities; Name . . . . . . . . . . . . . . . . . . . . . . . . . . .-61-
     11.19 Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . .-61-
     11.20 Environmental Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .-61-
     11.21 Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-61-
     11.22 Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-61-
     11.23 Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-61-


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

     11.24 Landlord and Warehouseman Agreements. . . . . . . . . . . . . . . . . . . . . .-62-
     11.25 Maintenance of Real Estate. . . . . . . . . . . . . . . . . . . . . . . . . . .-62-
     11.26 Account Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-62-
     11.27 Instruments and Chattel Paper . . . . . . . . . . . . . . . . . . . . . . . . .-62-
     11.28 Inventory Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-63-
     11.29 Collateral Locations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-63-
     11.30 Disposal of Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-63-
     11.31 Changes in Organization Documents . . . . . . . . . . . . . . . . . . . . . . .-64-
     11.32 Impairment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-64-
     11.33 Management Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-64-
     11.34 Corporate Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-64-
     11.35 Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-64-
     11.36 Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-65-
     11.37 Restricted Payments of Indebtedness . . . . . . . . . . . . . . . . . . . . . .-65-
     11.38 Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-65-

SECTION 12 CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-66-
     12.1  Initial Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-66-
     12.2  All Loans; LC Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . . . .-67-

SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT. . . . . . . . . . . . . . . . . . . . . . .-68-
     13.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-68-
     13.2  Effect of Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . .-70-
     13.3  Rights and Remedies Generally . . . . . . . . . . . . . . . . . . . . . . . . .-70-
     13.4  Entry Upon Premises and Access to Information . . . . . . . . . . . . . . . . .-71-
     13.5  Sale or Other Disposition of Collateral by Lender . . . . . . . . . . . . . . .-71-
     13.6  Notice to Account Debtors . . . . . . . . . . . . . . . . . . . . . . . . . . .-71-
     13.7  Waiver of Demand. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-72-
     13.8  Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-72-

SECTION 14 GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-72-
     14.1  Waiver; Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-72-
     14.2  Confirmations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-72-
     14.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-72-
     14.4  Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .-73-
     14.5  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-73-
     14.6  Submission To Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . . .-74-
     14.7  Governing Law; Severability . . . . . . . . . . . . . . . . . . . . . . . . . .-75-
     14.8  Sale of Notes; Participations . . . . . . . . . . . . . . . . . . . . . . . . .-75-
     14.9  Entry Into Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-75-
     14.10 Legal Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-75-
     14.11 Jury Trial; Damage Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .-76-
     14.12 Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-76-
     14.13 Marshalling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-76-
     14.14 Waivers With Respect to Other Instruments . . . . . . . . . . . . . . . . . . .-76-
     14.15 Retention of Borrower' Documents. . . . . . . . . . . . . . . . . . . . . . . .-76-


                                                 -iv-


     14.16 Survival of Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-76-
     14.17 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-77-
     14.18 Exceptions to Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .-77-
     14.19 Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-77-
     14.20 Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-77-
     14.21 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-77-
     14.22 Acknowledgment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-77-
     14.23 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-78-
     14.24 Joint and Several Liability of Borrowers. . . . . . . . . . . . . . . . . . . .-78-
     14.25 Foreign Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-79-
     14.26 Income Tax Gross Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-79-
     14.27 Registry. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-80-


                               SECURED CREDIT AGREEMENT


          THIS SECURED CREDIT AGREEMENT (this "AGREEMENT") dated as of February 26, 1999 is entered into among THE ROACH ORGANIZATION, INC., a Delaware corporation ("ROACH"), TRO LEARNING (CANADA), INC., a Canadian corporation ("TRO CANADA"; Roach and TRO Canada are hereinafter referred to, collectively, as "BORROWERS" and individually, as a "BORROWER") and FIRST SOURCE FINANCIAL LLP, an Illinois registered limited liability partnership ("LENDER").


                                       RECITAL:

          Borrowers desire to borrow from Lender and Lender desires to lend to Borrowers on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:


          SECTION 1      CERTAIN DEFINITIONS.

          SECTION 1.1 CERTAIN DEFINITIONS. When used herein, the following terms shall have the following meanings:

               "ACCOUNT DEBTOR" shall mean any Person who is or may become obligated on or under an Account of any other Person.

               "ACCOUNTS" shall mean, with respect to any Person, all presently existing and hereafter arising or acquired accounts, accounts receivable, contracts, notes, drafts, acceptances, and other forms of obligations (including forms of obligations evidenced by Chattel Paper, Documents or Instruments of such Person) now or hereafter owned or held by or payable to such Person relating in any way to Inventory or arising from the sale or lease of Inventory or the rendering of services by such Person or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto; all such merchandise that may be reclaimed or repossessed or returned to such Person; all of such Person's rights as an unpaid vendor, including stoppage in transit, reclamation, rescission, replevin, and sequestration; all pledged assets and all letters of credit, guaranty claims, Liens held by or granted to such Person to secure payment of any Accounts of such Person; all proceeds and products of all of the foregoing described properties and interests in properties; and all proceeds of insurance with respect thereto; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files (including all microfilm), computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

               "ACCOUNTS TRIAL BALANCE"  - see SECTION 11.1(n).

               "ADJUSTED BORROWING BASE" means, at any time, the Borrowing Base MINUS the Overadvance Amount, in each case in effect at such time.

               "AFFILIATE" shall mean, with respect to any Person, (a) any director (or Person holding the equivalent position) or officer (or Person holding the equivalent position) of such Person or of any Person described in CLAUSE (b) with respect to such Person, and (b) any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan). Lender shall not be deemed to be an Affiliate of any Obligor or Holdings. A Person shall be deemed to be (x) "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or (y) "controlled by" or "under common control with" such other Person if such other Person is a member of the immediate family of such Person or is the executor, administrator, or other personal representative of such Person.

               "ASSET SALE" shall mean any sale, assignment, conveyance, transfer or other disposition of any Property of any Obligor other than (i) any sale or lease of inventory in the ordinary course of business, (ii) any sale of obsolete or unusable items of equipment so long as the aggregate proceeds of all such sales do not exceed $100,000 in any Fiscal Year and (iii) any sale or trade-in of obsolete or unusable items of equipment which are promptly replaced with new items of equipment of like function and comparable value to the obsolete or unusable items of equipment when the same were new or not obsolete or unusable.

               "ASSET SALE PROCEEDS" shall mean the aggregate cash proceeds payable to any Obligor in connection with any Asset Sale after deduction of all reasonable, customary and documented costs and expenses of such Asset Sale.

               "AUDIT FEE" shall have the meaning ascribed thereto in SECTION
5.5.

               "BANKRUPTCY CODE" shall mean Title 11, United States Code, as amended from time to time.

               "BORROWERS" - see Preamble.

               "BORROWING AVAILABILITY" shall mean at any time the excess at such time of (a) the lesser of (i) the Revolving Commitment or (ii) the Borrowing Base, over (b) Total Revolving and LC Exposure.

               "BORROWING BASE" shall mean at any time an amount equal to the sum at such time of:

          (a) eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which were granted to Account Debtors in connection therewith) of existing Eligible Accounts from Account Debtors residing in the United States, PLUS

          (b) seventy percent (70%) of the face amount (less maximum discounts, credits and allowances which were granted to Account Debtors in connection therewith) of existing Eligible Accounts from Account Debtors residing in Canada, PLUS

          (c) the lesser of (i) seventy percent (70%) of the face amount (less maximum discounts, credits and allowances which were granted to Account Debtors in connection therewith) of existing Eligible Installment Accounts or (ii) an amount equal to (x) during the first Loan Year, $7,200,000, and
     (y) during any Loan Year thereafter, $6,000,000, PLUS

          (d) the lesser of (i) fifty percent (50%) of the book value of all then existing Eligible Inventory, determined at the lower of cost (determined on a first-in-first-out ["FIFO"] basis) or market or (ii) $1,500,000, PLUS

          (e) the Overadvance Amount; PROVIDED, that, notwithstanding the foregoing or anything to the contrary contained herein, the Overadvance Amount shall not be included in the calculation of the Borrowing Base for more than (i) one hundred eighty (180) consecutive days or (ii) two hundred seventy (270) total days, in each case in any Fiscal Year.

               "BORROWING BASE CERTIFICATE" shall mean a certificate in substantially the form of EXHIBIT A, duly certified by the chief financial officer, controller or treasurer of Roach.

               "BUSINESS DAY" shall mean any day of the year (other than any Saturday or Sunday) on which the Federal Reserve Banks of Chicago, Illinois and Minneapolis, Minnesota are open for business in Chicago, Illinois and Minneapolis, Minnesota, and when used in connection with LIBOR Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in United States dollar deposits in the London (U.K.) interbank market.

               "CANADIAN COLLECTED BALANCE" - see SECTION 7.2(a).

               "CANADIAN CONTROLLED DISBURSEMENT OPERATING ACCOUNT" - see
SECTION 6.2(b).

               "CANADIAN DEPOSITARY ACCOUNT AGREEMENT" - see SECTION 6.1.

               "CANADIAN DEPOSITARY ACCOUNT" - see SECTION 6.2(b).

               "CANADIAN DEPOSITARY ACCOUNT BANK" shall mean each bank and other entity serving in the capacity of agent for Lender under any Canadian Depositary Account Agreement (including any successor Canadian Depositary Account Agreement). Initially the Canadian Depositary Account Bank shall mean The Toronto-Dominion Bank.

               "CAP AMOUNT" shall mean, at any time, the sum of the reimbursement obligations of a Borrower guaranteed by each LC Guaranty at the time of its issuance (such amount, with respect to any LC Guaranty, being herein called the "RELEVANT CAP"); it being understood that:

     (a) the Relevant Cap with respect to any LC Guaranty shall be reduced from time to time by the stated amount of a Permitted LC covered thereby if Lender shall have received evidence satisfactory to Lender that the following conditions have been satisfied: (i) such Permitted LC shall have terminated or expired in accordance with its terms, or (ii) such Permitted LC shall have been surrendered to the Issuer thereof and canceled, or (iii) if such Permitted LC shall have been drawn upon, the Issuer thereof shall have been fully reimbursed for the amount of such draw or (iv) such Issuer shall have consented in writing to a reduction, equal to such stated amount in such Relevant Cap; and

     (b) the Relevant Cap with respect to any LC Guaranty may be increased from time to time by the stated amount of a Permitted LC to be covered thereby if Lender shall have received evidence satisfactory to Lender that such Permitted LC shall be issued in a manner permitted by this Agreement concurrently with such increase;

PROVIDED, that in no event shall the Cap Amount exceed at any time $2,000,000; and PROVIDED, FURTHER, that for purposes of determining the Cap Amount, each LC Guaranty issued hereunder shall be included unless the applicable Issuer shall have acknowledged in writing that Lender shall have no further obligations thereunder or Lender shall have received other assurances from the applicable Issuer that Lender shall have no further obligations thereunder.

               "CAPITALIZED LEASES" shall mean, with respect to any Person at any time, any lease which, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person at such time, and CAPITALIZED LEASE OBLIGATIONS shall mean, with respect to any Person at any time, the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time as lessee under Capitalized Leases.

               "CASH EQUIVALENTS" shall mean any or all of the following: obligations of, or guaranteed as to interest and principal by, the United States Government maturing within 90 days after the date on which such obligations are purchased; open market commercial paper of any corporation (other than any Obligor or any Affiliate of any Obligor) incorporated under the laws of the United States of America or any State thereof or the District of Columbia rated "Prime-1" or its equivalent by Moody's Investors Service Inc. and "A-1" or its equivalent by Standard & Poor's Corporation; or certificates of deposit maturing within 90 days after the issuance thereof issued by commercial banks organized under the laws of the United States of America or of any political subdivision thereof and either having a combined capital and surplus in excess of $500,000,000.

               "CASH INSTRUMENTS" shall mean all cash, checks, drafts and other similar writings for the payment of money.

               "CHANGE OF CONTROL" shall mean the occurrence of any of the following events or conditions:

          (a) except, in the case of TRO Canada, for a nominal number of director qualifying shares, Holdings shall cease for any reason to be the sole record and beneficial owner of 100% of the issued and outstanding Equity Interests with respect to each Borrower; or

          (b) (A) any Person acquires, or two or more other Persons acting as a group (within the meaning of Section 13(d) of the Exchange Act) acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), in excess of fifty percent (50%) of the issued and outstanding Equity Interests with respect to Holdings; and (B) during the first Loan Year, Investor divests more than twenty percent (20%) of the Equity Interests Investor beneficially owns (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, as of the Closing Date; or

          (c) during any period of up to twelve (12) consecutive calendar months, commencing after the Closing Date, individuals who at the beginning of such twelve month period were directors of Holdings cease for any reason to constitute a majority of the Board of Directors of Holdings, unless the Persons replacing such individuals were nominated by the Board of Directors of Holdings; or

          (d) during the first Loan Year, William Roach ceases, for any reason (except by reason of death, incapacity or removal by a duly authorized resolution of the board of directors for cause) to be involved in the day to day operations and management of the Borrowers in his capacity as Chairman, Chief Executive Officer or President for more than (i) 30 consecutive days or (ii) 60 days during such Loan Year.

               "CHATTEL PAPER" shall mean, with respect to any Person, any "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by such Person, wherever located.

               "CLOSING DATE" shall mean the date on which the initial Loans hereunder are made.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any replacements thereof.

               "COLLATERAL" shall mean all property and/or rights on or in which a Lien or security interest is granted to Lender (or to any agent, trustee or other party acting on behalf of Lender) to secure all or any of the Liabilities, including any such Lien or security interest pursuant to this Agreement or any of the Collateral Documents or any other agreements, instruments or documents provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.

               "COLLATERAL ACCESS AGREEMENTS" shall mean any landlord waivers, mortgagee waivers, bailee letters or any similar acknowledgment agreements of any warehouseman or processor in possession of Inventory, in each case in a form reasonably acceptable to Lender.

               "COLLATERAL DOCUMENTS" shall mean, collectively, the Security Agreement, Collateral Access Agreements, Depositary Account Agreements, LC Guaranties, LC Reimbursement Agreements, any Uniform Commercial Code financing statements, and any and all other documents provided for in SECTION 9 or otherwise pursuant to which a Lien is granted to Lender (or to any agent, trustee, or other party acting on behalf of Lender) as security for any of the Liabilities, and all agreements, instruments and documents, including, without limitation, this Agreement and any security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, intercreditor agreements, mortgagee waivers, reimbursement agreements, contracts, notices, leases, financing statements, whether heretofore, now or hereafter executed by or on behalf of any one or more of the Obligors in connection with the Liabilities, in each case as the same may be amended, modified, continued or supplemented from time to time.

               "COMMITMENTS" shall mean the Letter of Credit Commitment and the Revolving Commitment, and COMMITMENT shall mean either thereof.

               "COMPLIANCE CERTIFICATE" - see SECTION 11.1(e).

               "CONSOLIDATED ENTITY" shall mean Holdings and those of its Subsidiaries consolidated with it for purposes of financial reporting, including, in any event, each of the Borrowers.

               "CONTINGENT OBLIGATION" shall mean, with respect to any Person, the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the financial condition or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; PROVIDED, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation or, where such Contingent Obligation is specifically limited to a portion of any such primary obligation, that portion to which it is limited or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               "CONTRACT" shall mean, with respect to any Person, each agreement of such Person with respect to the sale of goods or services by such Person.

               "CONTRACTUAL OBLIGATION" shall mean, with respect to any Person, any provision of any security issued by such Person or of any agreement, document, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

               "CONTROLLED GROUP" shall mean the Obligors and any corporation, trade, business or other Person that is, along with any of them, a member of a controlled group of Persons or a controlled group of trades or businesses or an affiliated service group as described in sections 414(b), 414(c) and 414(m), respectively, of the Code or in section 4001 of ERISA.

               "CONVERTIBLE PREFERRED DOCUMENTS" shall mean the following documents which are related to Holdings' Series C Convertible Preferred Stock, par value $.01 per share: (a) Holdings' Certificate of Designations of Series C Convertible Preferred Stock filed on January 13, 1999 with the Secretary of State of the State of Delaware, (b) that certain Series C Convertible Preferred Stock Purchase Agreement dated January 13, 1999 among Holdings, KA Investments, LDC, Gary S. Kohler, First Trust National Association TTEE FBO Gary Kohler IRA, Industricorp & Co., Inc. FBO Twin City Carpenters Pension Plan and Stark International, and (c) that certain Registration Rights Agreement dated January 13, 1999 among Holdings, KA Investments, LDC, Gary S. Kohler, First Trust National Association TTEE FBO Gary Kohler IRA, Industricorp & Co., Inc. FBO Twin City Carpenters Pension Plan, and Stark International, in each case as the same may be amended from time to time with prior written consent from the Lender.

               "DEFAULT INTEREST PERIOD" - see SECTION 4.2(b).

               "DEFAULT RATE" - see SECTION 4.2(a).

               "DEPOSITARY ACCOUNT AGREEMENTS" shall mean, collectively, the Canadian Depositary Account Agreement and the Domestic Depositary Account Agreement.

               "DEPOSITARY ACCOUNT BANKS" shall mean, collectively, the Canadian Depositary Account Bank and the Domestic Depositary Account Bank.

               "DEPOSITARY ACCOUNTS" shall mean, collectively, the Canadian Depositary Account and the Domestic Depositary Account.

               "DOCUMENTS" shall mean, with respect to any Person, any "documents" as such term is defined in the UCC, now owned or hereafter acquired by such Person wherever located.

               "DOLLAR(S)" and the sign "$" shall mean lawful money of the United States of America.

               "DOMESTIC COLLECTED BALANCE" - see SECTION 7.2(b).

               "DOMESTIC OPERATING ACCOUNT" - see SECTION 6.2(a).

               "DOMESTIC CONTROLLED DISBURSEMENT ZERO BALANCE ACCOUNT" - see
SECTION 6.2(a).

               "DOMESTIC DEPOSITARY ACCOUNT AGREEMENT" - see SECTION 6.1.

               "DOMESTIC DEPOSITARY ACCOUNT" - see SECTION 6.2(a).

               "DOMESTIC DEPOSITARY ACCOUNT BANK" shall mean each bank and other entity serving in the capacity of agent for Lender under the Domestic Depositary Account Agreement (including any successor Domestic Depositary Account Agreement). Initially the Domestic Depositary Account Bank shall mean Harris Trust and Savings Bank, an Illinois banking corporation.

               "EBITDA" shall mean, for any period, the Net Income for such period, PLUS, to the extent deducted in computing such Net Income, the sum of
(a) all Federal, state, local and foreign income tax expense, (b) Interest Expense, (c) depreciation and amortization expenses, and (d) any extraordinary pre-tax non-cash losses, MINUS, to the extent added in computing such Net Income, (i) any interest income and (ii) any extraordinary pre-tax non-cash gains, all as determined for the Consolidated Entity in accordance with GAAP.

               "ELIGIBLE ACCOUNTS" shall have the meaning ascribed thereto in
SECTION 9.1(a).

               "ELIGIBLE INSTALLMENT ACCOUNTS" shall have the meaning ascribed thereto in SECTION 9.1(b).

               "ELIGIBLE INVENTORY" shall have the meaning ascribed thereto in
SECTION 9.4.

               "EMPLOYEE BENEFIT PLAN" shall mean any "employee benefit plan," as defined under Section 3(3) of ERISA or any other plan, policy, program, arrangement or agreement, whether or not written, with respect to current employees, former employees, independent contractors or leased employees, as defined in Code Section 414(n), or the beneficiaries or dependents thereof, which is or has been maintained by any Borrower or a current or past member of the Controlled Group or as to which any Borrower or any current or past member of the Controlled Group otherwise has or could have any liability.

               "EQUIPMENT" shall mean, with respect to any Person, all of such Person's machinery, equipment and furniture of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all appurtenances, additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing.

               "EQUITY INTERESTS" shall mean, with respect to any Person, all of the shares of capital stock, membership interests, partnership units or other equity interests, as the case may be, of any class of such Person, and, as determined in accordance with GAAP, options, warrants and other rights to acquire any such capital stock, membership interests, partnership units or other equity interests.

               "EQUITY SALE" shall mean any capital contribution to, or any issuance, sale, give away, conveyance, transfer or other disposition of any of its Equity Interests by any Obligor or Holdings or any other change in the capital structure of any of them.

               "EQUITY SALE PROCEEDS" shall mean the aggregate cash proceeds paid or payable to any Obligor or Holdings in connection with any Equity Sale, after deduction of all reasonable, customary and documented costs and expenses of such Equity Sale.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

               "EVENT OF DEFAULT" shall mean any of the events or conditions described in SECTION 13.1.

               "FACILITY" shall mean the facilities of the respective Borrowers listed on SCHEDULE 10.29.

               "FISCAL QUARTER" shall mean each fiscal quarter of the Consolidated Entity for financial accounting purposes, which ends on the last day of January, April, July and October, respectively.

               "FISCAL YEAR" shall mean the fiscal year of the Consolidated Entity for financial accounting purposes, which Fiscal Year ends on the last day of October.

               "FIXTURES" shall mean, with respect to any Person, all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by such Person, wherever located.

               "FORCE MAJEURE" shall mean acts of God, acts of public enemies, insurrections, riots, civil disturbances, strikes, boycotts, other direct consequences of a labor dispute, other industrial disturbances, fires, explosions, floods, epidemics, quarantine restrictions, shortages of materials, equipment or transportation, freight embargoes, power or utility failures, orders or acts, or failures to act, of civil or military authority or other similar causes beyond the control of any Obligor.

               "FUNDING DATE" shall mean the date of funding of a Loan and each continuation or conversion of Prime Rate Loans and LIBOR Rate Loans or issuance of a Letter of Credit or a LC Guaranty therefor, which date in all cases shall be a Business Day.

               "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time consistently applied with those used in the preparation of the audited consolidated financial statements of Consolidated Entity for the Fiscal Year ending October 31, 1998.

               "GENERAL INTANGIBLES" shall mean, with respect to any Person, all of such Person's presently owned or hereafter acquired "general intangibles" as defined in the UCC of such Person, including Intellectual Property, goodwill, choses in action, causes of action, franchises, customer lists, contract rights, confidential information, employment agreements, engineering contracts, leasehold interests in real and personal property, insurance policies (including business interruption insurance), licenses, permits, and such other Property which uniquely reflect the goodwill of the business of such Person; deposit accounts, letters of credit, and General Intangibles relating to other items of Collateral, including rights to refunds or indemnification; reversionary or other rights of such Person to excess Employee Benefit Plan assets upon termination or amendment thereof; and proceeds of all of the foregoing, including insurance proceeds, including proceeds of business interruption insurance, income tax refunds, and claims for tax or other refunds against any Governmental Authority.

               "GROSS CAPITAL EXPENDITURES" shall mean, for any period, the total of all expenditures incurred by the Consolidated Entity determined on a consolidated basis in respect of the purchase or other acquisition of fixed or capital assets during such period, without any deduction for trade-ins, salvage values, resales or similar recoveries, including the amount which, in accordance with GAAP, is or should be initially posted to a consolidated balance sheet of the Consolidated Entity with respect to Capitalized Leases.

               "GOVERNMENTAL ACTS" - see SECTION 2.11(c).

               "HAZARDOUS MATERIAL" shall mean: (a) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.A. Section 9601(14), as amended by the Superfund Amendments and Reauthorization Act ("SARA"); (b) any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33); (c) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (d) any petroleum, including crude oil and any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (g) any asbestos, polychlorinated biphenyl (PCB), or isomer of dioxin, or any material or thing containing or composed of such substance or substances; and (h) any other substance, regardless of physical form, that is subject to any past, present or future Federal, state or local governmental statute, rule or regulation relating to the protection of human health, plant life, animal life, natural resources, property or the reasonable enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor or any form of energy, from whatever source.

               "HOLDINGS" shall mean TRO Learning, Inc., a Delaware corporation.

               "INDEBTEDNESS" shall mean, with respect to any Person, the following, without duplication, of such Person: (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than deferred compensation to employees and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under Capitalized Leases, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, whether drawn or undrawn,
(d) liabilities, as determined by Lender, under any interest rate agreement, (e) Contingent Obligations and (f) Indebtedness secured by any Lien on any property of such Person, even if such Person has not assumed such Indebtedness.

               "INDEBTEDNESS TO BE REFINANCED" - see SECTION 12.1(h).

               "INSTRUMENT" shall mean, with respect to any Person, any "instrument" as defined in the UCC, now owned or hereafter acquired by such Person, wherever located, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper of such Person.

               "INTANGIBLE ASSETS" shall mean licenses, franchises, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, computer software rights, goodwill and research and development expense or other intangibles shown on the consolidated balance sheet of the Consolidated Entity.

               "INSTALLMENT ACCOUNTS" shall mean, with respect to any Person, those specific Accounts of such Person with respect to which the Account Debtors thereunder are permitted by written contract to make installment payments over time against the outstanding balance of such Account, provided that such Account has been created in accordance with the Borrowers' established revenue recognition policies as described in SCHEDULE 1.1.

               "INTELLECTUAL PROPERTY" shall mean, with respect to any Person, all of such Person's present and future designs, patents, patent rights and applications therefor, technology, trademarks and registrations or applications therefor, service marks, trade names, inventions, copyrights and all applications and registrations therefor, advertising matter, software or computer programs, license rights, trade secrets, methods, processes, logos, knowhow, drawings, specifications, descriptions and licenses with respect thereto, and all memoranda, notes, and records with respect to any research and development, whether now owned or hereafter acquired by such Person and proceeds of all of the foregoing, including proceeds of insurance policies thereon.

               "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio for such period of (i) EBITDA to (ii) Interest Expense, all as determined for the Consolidated Entity on a consolidated basis in accordance with GAAP.

               "INTEREST EXPENSE" shall mean, for any period, the gross interest expense accrued or paid by the Consolidated Entity during such period, determined on a consolidated basis in accordance with GAAP. For the purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Consolidated Entity with respect to interest rate protection agreements, except that for the purpose of calculating the covenants contained in Section 11.35, extraordinary Interest Expense paid with respect to the Indebtedness to be Refinanced not to exceed $325,000 shall not be included in such calculations.

               "INTEREST PERIOD" shall mean with respect to any LIBOR Rate Loan, a period of one, three or six months commencing on a Business Day selected by Borrowers pursuant to this Agreement. Each such Interest Period shall end on (but exclude) the date which numerically corresponds to such date one, three or six months thereafter, PROVIDED, that if there is no such numerically corresponding day in such next, third or sixth succeeding month, such Interest Period shall end on the first Business Day of the month next succeeding such next, third or sixth succeeding month. If any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day.

               "INVENTORY" shall mean, as to any Person, all of the inventory of such Person of every kind and description, now or at any time hereafter owned by or in the custody or possession, actual or constructive, of such Person, wherever located, including all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of such Person's custody or possession, including inventory on the premises of other Persons and items in transit, and including any goods reclaimed, returned or repossessed upon any Accounts, Documents, Instruments or Chattel Paper relating to or arising from the sale of inventory, and all substitutions and replacements therefor, and all additions and accessions thereto, and all ledgers, books of account, records, computer printouts, computer runs, microfilm, microfiche and other computer-prepared information relating to any of the foregoing, and any and all proceeds of any of the foregoing, including proceeds of insurance policies thereon.

               "INVESTMENT PROPERTY" shall mean, with respect to any Person, all "investment property" as defined in Section 9-115 of the Uniform Commercial Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of such Person, including the rights of such Person to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by such Person; (iv) all commodity contracts held by such Person; and (v) all commodity accounts held by such Person.

               "INVESTOR" shall mean, collectively, William Roach, an individual, and such Person's spouse, descendants and ancestors (whether natural or adopted), a spouse of any such descendant or ancestor and a trustee or any trust primarily for the benefit of such Person and/or one or more of the foregoing.

               "ISSUER" shall mean LaSalle National Bank, N.A., or any other financial institution which any Borrower, from time to time with the prior written consent of Lender, may select to issue Permitted LCs.

               "LC EXPOSURE" shall mean, at any time, the sum, of (a) the Cap Amount at such time less the amount of outstanding Letters of Credit included in Reimbursement Obligations for the purposes of CLAUSE (b) of this definition, PLUS (b) the then aggregate amount of outstanding Reimbursement Obligations.

               "LC GUARANTY" - see SECTION 2.1(b).

               "LC GUARANTY REQUEST" - see SECTION 12.2(c).

               "LC REIMBURSEMENT AGREEMENT" - see SECTION 2.1(b).

               "LC UTILIZATION" - see SECTION 5.3.

               "LEASE OBLIGATIONS" shall mean, at any date, the rental commitments of a Person under leases for real and/or personal property (including taxes, insurance, maintenance and similar expenses which such Person is obligated to pay under the terms of said leases) on such date, whether or not such obligations are reflected as liabilities or commitments on a balance sheet of such Person or in the notes thereto, excluding, however, Capitalized Lease Obligations.

               "LENDER" - see Preamble.

               "LENDER PARTY" - see SECTION 14.5.

               "LETTER OF CREDIT" shall mean a letter of credit issued by an Issuer for the account of a Borrower pursuant to an LC Reimbursement Agreement.

               "LETTER OF CREDIT COMMITMENT" - see SECTION 2.1(b).

               "LIABILITIES" shall mean all of the following, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing or arising, or due or to become due: (i) all liabilities, obligations and indebtedness to Lender of any one or more of the Borrowers and their respective successors and assigns under or in connection with this Agreement, any Note, any Letter of Credit, any LC Guaranty, or any of the other Related Documents, (ii) all other liabilities, obligations and indebtedness of any one or more of the Borrowers to Lender, whether or not arising out of or in connection with this Agreement, any Note, or any other Related Document, and (iii) all other obligations of any one or more of the Borrowers or their respective successors and assigns to Lender in connection with the Related Transactions.

               "LIBOR INTEREST PAYMENT DATE" shall mean, with respect to any LIBOR Rate Loan, the fifteenth day of each month and the last day of each Interest Period applicable thereto, commencing with the first of such dates to occur after the making of such LIBOR Rate Loan.

               "LIBOR INTEREST RATE DETERMINATION DATE" shall mean each date of determining the LIBOR Rate with respect to an Interest Period which date shall be the first Business Day prior to the first day of the applicable Interest Period for any LIBOR Rate Loan.

               "LIBOR RATE" shall mean, for any Interest Period, an interest rate per annum obtained by dividing (i) the rate of interest published in THE WALL STREET JOURNAL on the LIBOR Interest Rate Determination Date in the column captioned "Money Rates" under the heading "London Interbank Offered Rates (LIBOR)", with respect to a time period equal to such Interest Period, by (ii) a percentage equal to 100% MINUS the LIBOR Reserve Percentage, if any, in effect on the applicable LIBOR Interest Rate Determination Date; PROVIDED, that, if such publication is not available or such rate is not set forth therein, the LIBOR Rate shall be determined on the basis of any other source determined by Lender in its reasonable discretion.

               "LIBOR RATE LOAN" shall mean a Loan which bears interest for a specific Interest Period based on the LIBOR Rate.

               "LIBOR RESERVE PERCENTAGE" shall mean, for any day, the aggregate of the rates (expressed as a decimal) of any reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any successor thereto) as in effect from time to time dealing with reserve requirements prescribed for eurocurrency funding, including any reserve requirements with respect to "eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

               "LIEN" shall mean, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any security interest, mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of security title, financing or similar statement or notice or arising as a matter of law, judicial process or otherwise.

               "LOAN" and "LOANS" - see SECTION 2.1(a).

               "LOAN YEAR" shall mean each period of 12 consecutive months commencing on the Closing Date and on each anniversary thereof.

               "LOCKBOX" - see SECTION 6.2(c).

               "LOSS PROPERTY" - see SECTION 7.6.

               "LOSS PROCEEDS" - see SECTION 7.6.

               "MANAGER" shall mean First Source Financial, Inc., a Delaware corporation, and its successors and assigns, as manager of Lender.

               "MASTER AGENTS" - see SECTION 14.23.

               "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the financial condition, operations, assets, business or prospects of the Obligors taken as a whole, (b) a material impairment of the ability of any Obligor to perform its obligations in connection with this Agreement or any of the Related Documents to which it is a party, (c) a material adverse effect on Lender's Lien priority in, or the value of, the Collateral, or (d) a material adverse effect on the validity or enforceability of any of the Related Documents or the rights, powers or remedies of Lender to enforce or collect any of the Liabilities.

               "MATERIAL INTELLECTUAL PROPERTY RIGHT" - see SECTION 10.14.

               "MONTHLY REPORT" shall have the meaning ascribed thereto in
SECTION 11.1(n).

               "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA to which any Borrower or a current or past member of the Controlled Group is making or has made contributions, or as to which any Borrower or any current or past member of the Controlled Group otherwise has or could have any liability.

               "NET INCOME" shall mean, for any period, net income or loss of the Consolidated Entity as it would appear on a consolidated income statement of the Consolidated Entity for such period prepared in accordance with GAAP.

               "NET WORTH" shall mean the net worth of the Consolidated Entity as it would appear on a consolidated balance sheet of the Consolidated Entity prepared in accordance with GAAP.

               "NOTE" - see SECTION 3.1.

               "NOTICE OF LIBOR ACTIVITY" - see SECTION 2.3(b).

               "OBLIGORS" shall mean the Borrowers and their respective Subsidiaries and "OBLIGOR" shall mean any of them.

               "ORGANIZATION DOCUMENTS" of a Person shall mean, as applicable, the articles of incorporation, articles of organization, operating agreement, bylaws, partnership agreement and all other organization documents of such Person.

               "OTHER ACCOUNTS" - see SECTION 6.2(d).

               "OVERADVANCE AMOUNT" shall mean an amount equal to $1,500,000.

               "PBGC" shall mean Pension Benefit Guaranty Corporation, and any entity succeeding to any or all of its functions under ERISA.

               "PENSION PLAN" shall mean any "employee pension benefit plan", as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is (a) subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and (b) is or has been maintained by any Borrower or a current or past member of the Controlled Group, or as to which any Borrower or any member of the Controlled Group otherwise has or could have any liability.

               "PERMITTED LC" shall mean a Letter of Credit issued with Lender's prior written consent; PROVIDED, that (a) each such Letter of Credit shall expire pursuant to its terms on or before the Termination Date, (b) at no time shall Total Revolving and LC Exposure exceed the lesser at such time of the Revolving Commitment and the Borrowing Base, (c) Borrower's reimbursement obligations with respect to each such Letter of Credit shall be secured by an LC Guaranty and (d) Lender and the respective Issuer shall have agreed in writing that the Relevant Cap for such LC Guaranty shall be increased by an amount equal to the stated amount of such Letter of Credit.

               "PERMITTED LIENS" shall mean any of the following Liens:

               (a) Liens in favor of Lender, granted pursuant to the Collateral Documents;

               (b) Liens (i) in connection with the acquisition of fixed assets after the date hereof and attaching only to the Property being acquired, if the Indebtedness secured thereby is incurred in connection with the acquisition and does not exceed eighty percent (80%) of the fair market value of such Property at the time of acquisition thereof, and (ii) Liens on property being leased pursuant to leases which are Capitalized Lease Obligations permitted under this Agreement, provided that the aggregate outstanding amount of all such Indebtedness and Capitalized Lease Obligations described in the preceding CLAUSES (i) and (ii) does not at any time exceed $250,000;

               (c) Liens for current taxes or other governmental charges or levies which are not delinquent or are being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP;

               (d) mechanic's, worker's, materialmen's, landlord's and carrier's and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP;

               (e) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, or for sums not due, and in any case not involving any deposits or advances for borrowed money or the deferred purchase price of Property or services;

               (f) zoning ordinances, easements, licenses, reservations, covenants, conditions or restrictions on the use of real property which, in Lender's reasonable determination, are not violated by existing uses or improvements not otherwise permitted, do not in the aggregate interfere with the use of the related real property and do not materially and adversely affect the marketability of the title to the related real property;

               (g) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits;

               (h)  Liens shown on SCHEDULE 10.5; and

               (i) Liens affecting the underlying fee interest of any leased real property.

               "PERSON" shall mean any natural person, corporation, firm, partnership, limited liability company, limited liability partnership, firm, trust, association, government, governmental agency, Employee Benefit Plan or other entity, whether acting in an individual, fiduciary or other capacity.

               "PREPAYMENT PREMIUM" - see SECTION 2.7.

               "PRIMARY COLLATERAL LOCATIONS" - see SECTION 11.24.

               "PRIME RATE" shall mean the highest "prime rate" of interest in the U.S.A. reported, from time to time, by THE WALL STREET JOURNAL; PROVIDED, that in the event that THE WALL STREET JOURNAL ceases to be published or to report rates of the aforesaid type, the "Prime Rate" shall be determined from a comparable source chosen by Lender in good faith. The "Prime Rate" shall change effective on the date of the publication of any change in the applicable index by which such "Prime Rate" is determined.

               "PRIME RATE LOAN" shall mean a Loan or the portion thereof which bears interest determined by reference to the Prime Rate.

               "PROPERTY" shall mean, with respect to any Person, all types of real, personal or mixed property and all types of tangible or intangible property, in each case of such Person.

               "REAL ESTATE" of a Person shall mean the real property, mineral rights, leasehold or other interests in real property together with any purchase options and other rights related to such leaseholds or other interests owned, leased, used or operated now or hereafter by such Person, all Fixtures and personal property used in conjunction therewith and such Person's rights to leases, rents and profits with respect thereto.

               "REIMBURSEMENT OBLIGATIONS" - see SECTION 2.11(a).

               "RELATED DOCUMENTS" shall mean, collectively, the Notes and the Collateral Documents, in each case as the same may be amended, restated, modified or supplemented from time to time pursuant to the terms hereof or thereof.

               "RELATED TRANSACTIONS" shall mean all transactions contemplated by this Agreement and the Related Documents, including, without limitation, the making of any Loans and the granting of Liens on the Collateral to secure the Liabilities.

               "REPORTABLE EVENT" shall have the meaning given to such term under Section 4043 of ERISA or the regulations issued thereunder.

               "REQUIREMENT OF LAW" for any Person shall mean the corporate charter and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, ordinance or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.

               "RESPONSIBLE OFFICER" shall mean the chief financial officer, treasurer or controller of each Borrower.

               "RESTRICTED ACCOUNTS" - see SECTION 6.1.

               "REVOLVING COMMITMENT" - see SECTION 2.1(a).

               "SEC" shall mean Securities and Exchange Commission and any entity succeeding to any or all of its functions under the Exchange Act.

               "SECURITY AGREEMENT" - see SECTION 9.8.

               "SOLVENT" with respect to any Person on any date of determination, shall mean that (i) the fair saleable value of such Person's Property is in excess of the total amount of the present value of its Liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, liquidated or unliquidated, secured or unsecured, disputed or undisputed), (ii) such Person is generally able to pay its debts or obligations in the ordinary course as they mature, and
(iii) such Person has capital sufficient to carry on its business as conducted and as proposed to be conducted. In computing the amount of contingent, unliquidated or disputed liabilities at any time, such liabilities will be computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. "SOLVENCY" shall have a correlative meaning.

               "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors (or their equivalent under the laws of the jurisdiction of organization of such person) is, at the time any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by parent and one or more subsidiaries of the parent; PROVIDED, THAT, for purposes of this Agreement, TRO (UK) shall be deemed to be an Affiliate, but not a Subsidiary, of the Obligors.

               "SUBORDINATED DEBT DOCUMENTS" shall mean Holdings' Series 1997 10% Subordinated Convertible Debentures due March 27, 2004 in the aggregate principal amount of $3,050,000 represented by Debenture Certificates No.1997/10-1 through No. 1997/10-55 and warrants to purchase common stock of Holdings issued at such time, in each case as the same may be amended from time to time with the prior written consent of the Lender.

               "SUBORDINATED INDEBTEDNESS" shall mean the Indebtedness evidenced by the Subordinated Debt Documents.

               "TERMINATION DATE" - see SECTION 2.1(a).

               "TOTAL REVOLVING AND LC EXPOSURE" shall mean, at any time, the sum of (a) the LC Exposure, if any, at such time and (b) the then aggregate outstanding principal amount of all Loans.

               "TRO (UK)" shall mean TRO Learning (UK) Limited.

               "UNAPPLIED INSURANCE OR CONDEMNATION PROCEEDS" - shall mean Loss Proceeds which Lender may apply against the Liabilities in accordance with
SECTION 7.6.

               "UNMATURED EVENT OF DEFAULT" shall mean any event or condition which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

               "WELFARE PLAN" shall mean any "employee welfare benefit plan", as such term is defined in Section 3(1) of ERISA.

               "Y2K ISSUES" - see SECTION 10.14.

          SECTION 1.2 ACCOUNTING AND FINANCIAL DETERMINATIONS. Where the character or amount of any asset or liability or item of income or expense or equity interest is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement or the Related Documents, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Agreement or such Related Document, in accordance with GAAP; PROVIDED, that if any change in generally accepted accounting principles from those applied in the preparation of the financial statements referred to in SECTION 10.3 is occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the initial announcement of which change is made after the Closing Date, results in a change in the method of calculation of financial covenants, standards or terms found in SECTIONS 1 or 11, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect such changes with the desired result that the criteria for evaluating the Consolidated Entity's financial condition shall be the same after such changes as if such changes had not been made; and PROVIDED, that until such time as the parties hereto agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though such change had not taken place. When used herein, the term "financial statement" shall include the notes and schedules thereto, if any. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in Article 9 of the Uniform Commercial Code of the State of Illinois (the "UCC") to the extent the same are used or defined therein. All determinations of the book value of Inventory contemplated hereby shall be at the lower of cost (on a first-in, first-out basis) or market.

          SECTION 1.3 CROSS REFERENCES; HEADINGS. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Agreement or in any of the Related Documents shall refer to this Agreement or such Related Document as a whole and not to any particular provision of this Agreement or such Related Document. Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement and the Related Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Related Document or any provision hereof or thereof.

          SECTION 2 COMMITMENTS; LOAN REQUESTS; REDUCTION OR TERMINATION OF COMMITMENTS; PREPAYMENTS; MAKING OF PAYMENTS; SETOFF.

          SECTION 2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement, Lender shall:

          (a) REVOLVING COMMITMENT. Make loans to Borrowers (herein collectively called the "LOANS" and individually called a "LOAN") on a joint and several revolving basis from time to time before February 26, 2002, or such later date as may be established pursuant to SECTION 2.2 or such earlier date pursuant to a termination of this Agreement under SECTION 13.2 hereof (herein called the "TERMINATION DATE"), in such amounts as the Borrowers from time to time may request up to $15,000,000 (the foregoing commitment of Lender, as it may be reduced in accordance with the terms hereof from time to time, is herein called the "REVOLVING COMMITMENT"), less all reductions in the amount of the Revolving Commitment pursuant to SECTION 2.5, PROVIDED, that Lender shall not be required to make any Loan if, after giving effect to such Loan, Total Revolving and LC Exposure would exceed the lesser of (i) the amount of the

Revolving Commitment then in effect or (ii) the Borrowing Base at such time. Lender reserves the right in the exercise of its reasonable business judgment with respect to the Borrowing Base to (i) adjust any eligibility criteria or establish new eligibility criteria, and (ii) modify the advance rates against Eligible Accounts, Eligible Installment Accounts and Eligible Inventory.

          (b) LETTER OF CREDIT COMMITMENT. Issue guaranties to an Issuer, or any other assurance of repayment acceptable to such Issuer which Lender in its sole discretion may offer (each such guaranty or other assurance herein, together with any extension or renewals thereof, or guaranties issued by Lender in substitution therefor from time to time, called an "LC GUARANTY") of reimbursement obligations of a Borrower arising under reimbursement agreements in such form as is satisfactory to Lender (herein collectively called the "LC REIMBURSEMENT AGREEMENTS" and individually called an "LC REIMBURSEMENT AGREEMENT"), in each case executed in connection with Permitted LCs; PROVIDED, that Lender shall not be required to issue any LC Guaranty if, after giving effect to such issuance, Total Revolving and LC Exposure would exceed an amount equal to the lesser of (i) the Revolving Commitment then in effect or (ii) the Borrowing Base at such time, and PROVIDED, FURTHER, that in no event shall the aggregate amount of reimbursement obligations of Borrowers secured at any time pursuant to LC Guaranties exceed $2,000,000. All LC Guaranties shall expire on or before the Termination Date. The foregoing commitment of Lender is herein called the "LETTER OF CREDIT COMMITMENT."

          SECTION 2.2 TERMINATION DATE. This Agreement shall be effective from the Closing Date until the Termination Date; PROVIDED, that all of Lender's rights and remedies under this Agreement shall survive such termination until all of the Liabilities have been finally paid in full in cash. In addition, this Agreement may be terminated as set forth in SECTION 13.2. Upon the effective date of termination, all of the Liabilities shall become immediately due and payable without notice or demand notwithstanding any terms contained herein or in any Note to the contrary. Notwithstanding any termination of this Agreement, until (i) all of the Liabilities except unmatured contingent Liabilities (other than those Liabilities described in CLAUSES (ii) and (iii) below) for which no claim has been asserted shall have been paid in full in cash, (ii) each LC Guaranty shall have been terminated and (iii) Borrowers shall have provided to Lender security on terms satisfactory to Lender with respect to any pending or overtly threatened action against any Person which could result in a claim against Borrowers by any Lender Party for indemnification under SECTION 14.5, Borrowers shall remain bound by the terms of this Agreement and Lender shall be entitled to retain its Liens on the Collateral.

          SECTION 2.3    LOAN REQUESTS.

          (a) With respect to borrowings comprised of Prime Rate Loans, the Borrowers shall give notice to Lender written notice of each such proposed borrowing substantially in the form set forth in EXHIBIT B-1 (each a "NOTICE OF PRIME RATE ACTIVITY") thereof by 10:00 A.M. Chicago time on the day of the proposed Funding Date thereof. Prime Rate Loans made on any Funding Date shall be in an aggregate minimum amount of $5,000 and integral multiples of $5,000 in excess thereof.

          (b)  With respect to borrowings comprised of LIBOR Rate Loans, the

Borrowers shall deliver to Lender written notice of each such proposed borrowing substantially in the form set forth in EXHIBIT B-2 (each a "NOTICE OF LIBOR ACTIVITY") by 10:00 A.M. Chicago time at least three (3) Business Days prior to, but in any event no more than five (5) Business Days prior to, the proposed date of such borrowing. LIBOR Rate Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess thereof (or in such other amount as Lender shall permit as shall be evidenced by the making of such LIBOR Rate Loan by Lender).

          (c) Each notice given pursuant to this SECTION 2.3 shall be irrevocable and Borrowers shall be bound to make a borrowing in accordance therewith. Subject to receipt by Lender of the documents required under SECTION 12 with respect to a borrowing and the satisfaction of all other conditions precedent to such borrowing set forth in this Agreement, on the requested Funding Date Lender shall pay over such funds by wire transfer to the Domestic Operating Account (except that, with respect to the initial Loans, disbursement shall be according to instructions to be agreed upon by Lender and Borrowers on or prior to the Closing Date). Such notice shall be in writing and shall specify the date, amount and type of borrowing. No Lender Party shall incur any liability to any Obligor in acting upon any notice referred to above which such Lender Party believes in good faith to have been given by a duly authorized officer or other persons authorized to borrow on behalf of the Borrowers or for otherwise acing in good faith under this SECTION 2.3 and, upon funding of any Loans by Lender in accordance with this Agreement pursuant to any such notice, Borrowers shall have effected a Loan hereunder.

          SECTION 2.4 CERTAIN WAIVERS. Borrowers waive notice of the creation of any of the Liabilities and all other notices whatsoever to Borrowers with respect to the Liabilities except notices required under SECTION 13.1.

          SECTION 2.5 VOLUNTARY REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT. Borrowers may voluntarily from time to time on at least five Business Days' prior written irrevocable notice to Lender by Borrowers permanently reduce the Revolving Commitment in whole or in part; PROVIDED, that, if in part, any such reduction to be in an aggregate amount of at least $100,000 and an integral multiple of $50,000; and, PROVIDED, FURTHER, that, effective as of the date of each such partial reduction in the Revolving Commitment, each of the dollar sublimit set forth in PARAGRAPHS (b) and (c) of the definition of the term "Borrowing Base," shall be reduced automatically and permanently by an amount equal to (i) the amount of such sublimit then in effect MULTIPLIED BY (b) a fraction, the numerator of which is the amount of such reduction and the denominator of which is the Revolving Commitment in effect immediately prior to giving effect thereto.

          SECTION 2.6 MANDATORY PREPAYMENTS ON LOANS; REDUCTION IN OVERADVANCE AMOUNT.

          (a) Concurrently with each reduction (including any termination) of the Revolving Commitment (whether pursuant to SECTION 2.5 or otherwise), Borrowers shall make a mandatory prepayment of the Loans outstanding in the amount, if any, by which (i) the Total Revolving and LC Exposure exceeds (ii) the then reduced amount of the Revolving Commitment. In addition, if at any time (i) the Total Revolving and LC Exposure shall exceed (ii) the Borrowing Base, Borrowers shall make a mandatory prepayment of the Loans in the aggregate amount of such excess. Each such payment shall be accompanied by accrued interest on such principal amount and amounts payable under SECTION 4.4(f), if any.

          (b) If at any time the making of a deemed Loan pursuant to the first sentence of SECTION 7.5 causes Total Revolving and LC Exposure to exceed the lesser of (i) the Revolving Commitment or (ii) the Borrowing Base, then Borrowers immediately shall make a mandatory prepayment of Loans outstanding in the aggregate amount of such excess. Each such payment shall be accompanied by accrued interest on such principal amount and amounts payable under SECTION 4.4(f), if any. If any such excess remains after payment in full of the outstanding Loans, Borrowers shall immediately cash collateralize the LC Exposure in accordance with SECTION 13.2, to the extend necessary to eliminate such remaining excess.

          (c) Borrowers shall prepay the Loans in an amount equal to (i) the Asset Sale Proceeds concurrently upon receipt by any Obligor of such Asset Sale Proceeds and (ii) Equity Sale Proceeds concurrently upon receipt by any Obligor or Holdings of such Equity Sale Proceeds.

          (d) Any prepayment of the Loans made under this Section shall be applied in accordance with SECTIONS 7.3 or 7.4, as applicable, and shall be accompanied by any amounts required by SECTION 8.2 hereof.

          SECTION 2.7 PREPAYMENT PREMIUM. Each voluntary reduction of the Revolving Commitment pursuant to SECTION 2.5 and each mandatory reduction to the Revolving Commitment made pursuant to SECTION 2.6(a), shall be accompanied in each case by a prepayment premium ("PREPAYMENT PREMIUM") paid to Lender in an amount equal to: (a) if such reduction is made at any time during the period from and including the Closing Date to and including the first anniversary of the Closing Date, two percent (2%) of such commitment reduction; (b) if such reduction is made at any time during the period after the first anniversary of the Closing Date through and including the second anniversary of the Closing Date, one percent (1%) of such commitment reduction; and (c) if such reduction is made at any time during the period after the second anniversary of the Closing Date through and including the third anniversary of the Closing Date, one-half of one percent (0.5%) of such commitment reduction.

          SECTION 2.8 MAKING OF PAYMENTS. All payments of principal of, or interest on, the Notes and of all fees and other Liabilities shall be made by Borrowers to Lender, without setoff, deduction or counterclaim, in immediately available Dollars. Unless Agent exercises its option under SECTION 7.5 hereof, all such payments shall be made to Lender's

Account No. 2358874 at LaSalle National Bank, ABA #071000505 (or such other account as Lender may from time to time specify), not later than 11:30 A.M. Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Lender on the next following Business Day. Anything in this Agreement to the contrary notwithstanding, under no circumstances shall receipt by any Depositary Account Bank of funds of any Borrower into a Depositary Account or the holding of funds therein constitute repayment of Loans, or entitle any Borrower to interest thereon.

          SECTION 2.9 DUE DATE EXTENSION. If any payment of principal, interest or fees with respect to any of the Loans falls due on a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest and fees shall accrue and be payable for the period of such extension.

          SECTION 2.10 SETOFF. Lender, each Depositary Account Bank (as agent of Lender) and any holder of a Note shall have all rights of setoff (up to the full amount of the Liabilities at the time of any such setoff) provided by applicable law, and in addition thereto, at any time that (a) any payment or amount owing by any Obligor under or in connection with this Agreement or the Related Documents is then due to Lender or any such holder of a Note or (b) any Event of Default exists, Lender (or each Depositary Account Bank as Lender's agent) and any such holder of a Note may apply to the payment of such payment or other amount due by a Borrower any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter with Lender (or such Depositary Account Bank as Lender's agent) or such holder of a Note.

          SECTION 2.11   CERTAIN MATTERS RELATING TO LC GUARANTIES.

          (a) Notwithstanding any provision herein to the contrary, immediately upon any Issuer's presentation of any demand for payment under an LC Guaranty, Borrowers shall be jointly and severally obligated to reimburse Lender on the date on which Lender honors such demand, in immediately available funds equal to the amount of such honored demand (such obligations being referred to herein as "REIMBURSEMENT OBLIGATIONS"). Lender shall use its best efforts to give notice to Borrowers of the amount of such honored demand by Lender, PROVIDED, that the failure to give such notice shall not relieve Borrowers of their Reimbursement Obligation nor give rise to or result in any liability of Lender. If all or any part of such demand is not paid by Borrowers when due, such unpaid amount shall bear interest for each day during the period from the day of such demand until it shall be paid in full at a rate equal to the Default Rate. Borrowers shall be deemed to have requested that such Reimbursement Obligation be converted into a Loan. Such Reimbursement Obligation shall be so converted if, and only if, each of the following conditions shall have been satisfied within three (3) Business Days after the date the Reimbursement Obligation is incurred: (a) after giving effect to such conversion, Total Revolving and LC Exposure shall not exceed the Revolving Commitment then in effect, and (b) all other conditions precedent to the making of a Loan shall be satisfied unless Lender shall have waived the same (and the making of such Loan shall be deemed to be a waiver by Lender of such right), other than any requirement that the amount of such Loan shall be in a minimum amount of $100,000 or an integral multiple of $50,000. Such conversion shall be effective on the date on which all of the conditions specified in the preceding sentence are satisfied, and thereafter each reference in this Agreement or any other Related Document to a Loan or Loans shall be deemed to include reference to such Reimbursement Obligations as so converted.

          (b) The joint and several obligation of Borrowers to reimburse Lender for demands made under the LC Guaranties shall be unconditional and irrevocable and shall be enforced strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following: (a) lack of validity or enforceability of the applicable LC Guaranty or Permitted LC; (b) the existence of any claim, set-off, defense or other right which Borrowers may have at any time against an Issuer, any Lender Party or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrowers and the beneficiary under a Permitted LC); (c) any draft, demand certificate or any other document presented under an LC Guaranty or Permitted LC proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except to the extent of any gross negligence or willful misconduct of Lender; (d) payment by Lender under the LC Guaranty against a demand which does not comply with the terms of the LC Guaranty, PROVIDED, that such payment does not constitute gross negligence or willful misconduct of Lender; (e) any adverse change in the condition (financial or otherwise) of Borrowers; (f) any breach of this Agreement by Borrowers or any Lender Party; (g) any other circumstances or happening whatsoever, which is similar to any of the foregoing; or (h) the fact that an Event of Default or an Unmatured Event of Default shall have occurred and be continuing.

          (c) In addition to amounts payable as elsewhere provided herein and to the provisions of SECTION 14.5, Borrowers hereby jointly and severally agree to indemnify, exonerate and hold each Lender Party free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including attorneys' fees and disbursements), charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Person is a party to the action for which indemnification hereunder is sought) which such Lender Party incurs or is subject to as a consequence, directly or indirectly, of (i) the issuance of any LC Guaranty, other than as a result of the gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction, or (ii) the failure of Lender to honor a demand under an LC Guaranty as a result of any act or omission relating to an LC Guaranty, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (herein all such acts or omissions being called "GOVERNMENTAL ACTS"). All obligations under this SECTION 2.10(c) shall survive any termination of this Agreement.

          (d) As among Borrowers and Lender Parties, Borrowers assume all risks of the acts and omissions of, or misuse of an LC Guaranty by, the applicable Issuer or any beneficiary of a Permitted LC. Without limiting the foregoing, Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of an LC Guaranty or Permitted LC, even if such document is proven to be in any respect invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign an LC Guaranty or Permitted LC or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of a Permitted LC to comply fully with conditions required in order to draw thereupon, or the failure of an Issuer to comply fully with conditions required in order to demand under an LC Guaranty; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, facsimile, telex or otherwise, whether or not they be in cipher; (V) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Permitted LC or a demand under an LC Guaranty or of the proceeds of either thereof; (vii) the misapplication by an Issuer of the proceeds of any demand under an LC Guaranty; and (viii) any consequences arising from causes beyond the control of such Lender Party, including, without limitation, any Governmental Acts. None of the above shall affect, impair or prevent the vesting of any of any Lender Party's rights or powers hereunder. Without limiting the foregoing provisions of this
SECTION 2.11, any action taken or omitted by any Lender Party under or in connection with an LC Guaranty shall not put Lender Party under any resulting liability to Borrowers.

          SECTION 2.12   LOAN ACCOUNT.  Subject to the provisions of SECTION
2.13 hereof, Lender shall maintain a loan account (each, a "LOAN ACCOUNT") on its books for Borrowers in which shall be recorded (i) all Loans and advances made pursuant to this Agreement, (ii) the issuance of all LC Guaranties, (iii) all payments made on such Loans and advances and (iv) all other appropriate debits and credits as provided in this Agreement including all fees, charges, expenses and interest. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual joint and several obligations of Borrowers hereunder or under the Notes to repay the principal amount of all Loans together with all interest accruing thereon. All entries in the Loan Accounts shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Borrowers shall pay the Liabilities reflected as owing by it under the Loan Accounts and all other Liabilities hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement. So long as an Unmatured Event of Default or an Event of Default shall have occurred and be continuing, Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of Borrowers, and Borrowers do hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Liabilities in such manner as Lender may deem advisable notwithstanding any previous entry by Lender upon the Loan Account or by Lender on any other books and records.

          SECTION 2.13 STATEMENTS. All Loans and advances to any Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Lender in the Loan Accounts and in Lender's books and records showing the date, amount and character for each such debit or credit. Until such time as Lender shall have rendered to Borrowers written statements of account as provided herein, the balance in the Loan Accounts, as set forth on Lender's most recent printout or other written statement, shall be rebuttably presumptive evidence of the amounts due and owing to Lender by Borrowers; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect Borrowers' obligations to pay the Liabilities. Not more than twenty (20) days after the last day of each calendar month, Lender shall render to Borrowers a statement setting forth the principal balance of the Loan Accounts and the calculation of interest and fees due thereon. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrowers, and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from Lender, Borrowers shall deliver to Lender in accordance with
SECTION 14.3 written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to Lender as set forth in this SECTION 2.13, Lender's statement of the Loan Account shall be conclusive evidence of the amount of the Liabilities.

          SECTION 3 NOTES; RECORD KEEPING.

          SECTION 3.1 NOTES. The Loans shall be evidenced, in part, by a promissory note of Borrowers (herein, as from time to time supplemented, extended or replaced, called the "NOTE") substantially in the form set forth in EXHIBIT C, with appropriate insertions, dated the date hereof, payable to the order of Lender in the maximum principal amount of the initial Revolving Commitment.

          SECTION 4 INTEREST.

          SECTION 4.1    INTEREST RATES.   Subject to SECTION 4.3, Borrowers
hereby jointly and severally promise to pay interest on the outstanding principal amount of each Loan for the period commencing on the date thereof until such Loan is paid in full, at a rate per annum determined by reference to the Prime Rate or the LIBOR Rate, respectively. The applicable basis for determining the rate of interest shall be selected by Borrowers at the time a borrowing is requested pursuant to SECTION 2.3 or at the time a Notice of LIBOR Activity is given pursuant to SECTION 4.4, as the case may be. If on any day any portion of any Loan is outstanding with respect to which notice has not been given to Lender in accordance with the terms of this Agreement specifying the basis for determining the rate of interest thereon, then for that day, such portion of such Loan shall be a Prime Rate Loan and shall bear interest at a rate determined by reference to the Prime Rate. Subject to SECTION 4.3, (i) each Prime Rate Loan and LIBOR Rate Loan shall bear interest at a rate per annum determined as follows: (a) if it is a Prime Rate Loan, then at the sum of the Prime Rate in effect from time to time PLUS one percent (1.0%); or (b) if it is a LIBOR Rate Loan, then at the sum of the LIBOR Rate for the applicable Interest Period PLUS three percent (3.0%).

          SECTION 4.2    DEFAULT INTEREST.

          (a) During any Default Interest Period, the unpaid principal amount of (i) all Loans shall bear interest at the rate per annum set forth in SECTION
4.1 as to such Liabilities, and (ii) all other Liabilities shall bear interest at the rate per annum applicable to Prime Rate Loans in each case PLUS two percent (2.0%) per annum (the rate described in this CLAUSE (a) being herein called the "DEFAULT RATE").

          (b) For purposes of this SECTION 4.2, the term "DEFAULT INTEREST PERIOD" shall mean a period of time (i) if an Event of Default under SECTIONS 13.1(a) or 13.1(e) occurs, commencing on the date on which such Event of Default occurs and ending on the date on which such Event of Default is waived, or (ii) if an Event of Default (other than under SECTION 13.1(a) or 13.1(e)) occurs, commencing on the date of written notice to Borrowers from Lender of such occurrence and ending on the date such Event of Default is waived by Lender.

          SECTION 4.3    CONVERSION OR CONTINUATION.

          (a) Subject to the provisions of SECTION 4.4, Borrowers shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $100,000 and integral multiples of $100,000 in excess of that amount (or in such other amount as Lender shall permit as shall be evidenced by the conversion of such Loan by Lender) from a Prime Rate Loan to a LIBOR Rate Loan for a specified Interest Period; (ii) to convert all or any part of its outstanding Loans equal to $100,000 and integral multiples of $100,000 in excess of that amount (or in such other amount as Lender shall permit as shall be evidenced by the conversion of such Loan by Lender) from LIBOR Rate Loans to Prime Rate Loans on the expiration date of any Interest Period applicable thereto; or (iii) upon the expiration of the Interest Period with respect to any LIBOR Rate Loans, to continue all or any portion of such Loans equal to $100,000 and integral multiples of $100,000 in excess of that amount (or in such other amount as Lender shall permit as shall be evidenced by the continuation of such Loan by Lender) as LIBOR Rate Loans for a specified Interest Period, and the succeeding Interest Period(s) of such continued Loans shall commence on the expiration date of the Interest Period applicable thereto; PROVIDED, that, notwithstanding the foregoing, no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan (i) pursuant to SECTION 4.4(h), when any Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) pursuant to SECTION 4.4(i), if, after giving effect to any such conversion or continuation, the aggregate outstanding principal amount of LIBOR Rate Loans would exceed an amount equal to (x) the Adjusted Borrowing Base MINUS (y) the excess, if any, of the aggregate then outstanding principal amount of the Prime Rate Loans and LC Exposure over the Overadvance Amount in effect at such time.

          (b) In the event Borrowers shall elect to convert or continue a Loan under SECTION 4.3(a), Borrowers shall deliver to Lender a written Notice of LIBOR Activity which shall set forth the details of such proposed conversion or continuation, as the case may be, by 10:00 A.M., Chicago time three (3) Business Days prior to, but in any event not more than five (5) Business Days prior to, the proposed conversion/continuation date. Upon conversion or continuation by Lender in accordance with this Agreement pursuant to any Notice of LIBOR Activity, Borrowers shall have effected the conversion/continuation of Loans hereunder.

          (c) The officers and employees of Borrowers authorized to request a Loan on behalf of Borrowers are also authorized to request a conversion/continuation on behalf of Borrowers. Lender shall not incur any liability to Borrowers in acting upon any notice referred to above which Lender believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrowers or for otherwise acting in good faith under this SECTION 4.3.

          (d) Each Notice of LIBOR Activity shall be irrevocable and Borrowers shall be bound to convert or continue in accordance therewith.

          SECTION 4.4    SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.

Notwithstanding anything to the contrary contained in this Agreement, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

          (a) DETERMINATION OF INTEREST PERIOD. By giving notice as set forth in SECTIONS 2.3 or 4.3(b), as the case may be, Borrowers shall, subject to the other provisions of this SECTION 4.4 specify whether the Interest Period applicable to any requested LIBOR Rate Loan shall be a one-month, three-month or six-month period. The determination of Interest Periods shall be further subject to the following provisions: (i) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires; (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; (iii) Borrowers may not select an Interest Period for any Loan which terminates later than the Termination Date; (iv) Borrower may not select an Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which Borrower could reasonably be expected to be required to make a mandatory payment or prepayment of that portion of principal; (v) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to CLAUSE (ii) above) end on the first Business Day following the last day of such calendar month; and (vi) there shall be no more than four (4) LIBOR Rate Loans in effect at any one time.

          (b) DETERMINATION OF INTEREST RATE. As soon as practicable on the LIBOR Interest Rate Determination Date, Lender shall determine (which determination shall, absent manifest error, be presumptively correct) the interest rate which shall apply to such Loans for such Interest Period and shall promptly give notice thereof (in writing or by telephone) to the Borrowers.

          (c) SUBSTITUTED RATE OF BORROWING. In the event that on any LIBOR Interest Rate Determination Date with respect to any Loans, Lender shall have determined (which determination shall be presumptively correct and binding upon all parties) that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the LIBOR Rate on a basis consistent with the essential intent of the parties hereto, then, and in each such event, the right of Borrowers to select the LIBOR Rate with respect to such Loans shall be suspended until Lender shall notify Borrowers that the circumstances causing such suspension no longer exist, and such Loans shall be Prime Rate Loans.

          (d) ILLEGALITY. Notwithstanding anything to the contrary contained in this Agreement, in the event that on any date Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Rate Loans violates any applicable law, treaty, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, Lender shall promptly give notice (by telephone confirmed in writing) to Borrowers of that determination. Subject to the prior withdrawal of a Notice of LIBOR Activity or prepayment of the LIBOR Rate Loans as contemplated by the following SECTION 4.4(e), the obligation of Lender to make or maintain

LIBOR Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law, and Borrowers shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this SECTION 4.4(d) is made or, earlier, when required by law, repay the LIBOR Rate Loans, together with all interest accrued thereon and amounts payable under SECTION 4.4(f).

          (e)  OPTIONS OF BORROWERS.  In lieu of prepaying Lender as required by
SECTION 4.4(d), Borrowers may, by giving notice (by telephone confirmed immediately by facsimile) to Lender and subject to the other terms of this Agreement, request Lender to make the LIBOR Rate Loan then being requested as a Prime Rate Loan or to continue to maintain the outstanding Prime Rate Loan then the subject of a Notice of LIBOR Activity as a Prime Rate Loan or to convert LIBOR Rate Loans then outstanding that are so affected into Prime Rate Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required) in the manner contemplated by SECTION 4.4 but without satisfying the advance notice requirements therein.

          (f) COMPENSATION. In addition to (but without duplication of) such amounts as are required to be paid by Borrowers pursuant to SECTIONS 4.1, 4.2, 8.1, 8.2, 8.3 and 8.4, Borrowers shall compensate Lender for all losses, costs, expenses and liabilities and all customary administrative charges and fees, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Lender's LIBOR Rate Loans and all customary administrative charges and fees, which Lender may sustain (i) if for any reason a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of LIBOR Activity, or if a successive Interest Period does not commence after notice therefor is given pursuant to SECTION 4.3(b), (ii) if any voluntary or mandatory prepayment of any LIBOR Rate Loan occurs for any reason on a date which is not the last day of an Interest Period, (iii) as a consequence of any required conversion of a LIBOR Rate Loan to a Prime Rate Loan as a result of any of the events indicated in SECTIONS 4.4(d) or 4.4(e), or (iv) as a consequence of any other default by Borrowers to repay any LIBOR Rate Loan when required by the terms of this Agreement. In addition, Borrowers shall pay Lender its customary administrative charges and fees incurred in connection with any of the foregoing.

          (g) MANNER OF FUNDING OF LIBOR RATE LOANS. Lender shall be entitled to fund and maintain its funding of all or any part of any LIBOR Rate Loan requested by Borrowers hereunder in any manner it sees fit, it being understood and agreed, however, that for the purposes of this Agreement, all determinations hereunder shall be made as if Lender had actually funded and maintained each LIBOR Rate Loan during each Interest Period for such Loan through the purchase of deposits in the London interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

          (h) LIBOR RATE LOANS AFTER DEFAULT. Unless Lender shall otherwise agree in writing, after occurrence and during the continuance of an Unmatured Event of Default or an Event of Default, Borrowers may not elect to have a Loan be made or continued as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan.
          (i) LIBOR RATE LOANS AND OVERADVANCE AMOUNT. Unless Lender shall otherwise agree in writing, Borrowers may not elect to have a Loan made or continued as, or converted to, a LIBOR Rate Loan if, after giving effect to the making, conversion or continuation of such Loan, the aggregate outstanding principal amount of LIBOR Rate Loans would exceed an amount equal to (x) the Adjusted Borrowing Base MINUS (y) the excess, if any, of the aggregate then outstanding principal amount of the Prime Rate Loans over the Overadvance Amount in effect at such time.

          SECTION 4.5 INTEREST PAYMENT DATES. Accrued interest on each Prime Rate Loan shall be payable in arrears on the fifteenth day of each month, and at maturity, commencing with March 15, 1999. Accrued interest on each LIBOR Rate Loan shall be payable in arrears on each LIBOR Interest Payment Date applicable to such Loan and, in any event, at maturity. After maturity (whether by acceleration or otherwise), accrued interest on all Loans shall be payable on demand.

          SECTION 4.6 SETTING OF RATES. Interest rates hereunder shall be calculated from time to time by Lender and each such calculation of an interest rate shall be conclusive and binding on Borrowers in the absence of demonstrable error.

          SECTION 4.7 COMPUTATION OF INTEREST. Interest on each Loan shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment of the Loan or the expiration date of an Interest Period, as the case may be, shall be excluded; PROVIDED, that if a Loan is repaid on the same day on which it is made, one day's interest shall in any event be paid on that Loan. The interest rate applicable to each Prime Rate Loan shall change simultaneously with each change in the Prime Rate.

     For the purposes hereof, whenever interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar in which the same is to be ascertained and divided by 360.

          SECTION 5 FEES.

          SECTION 5.1 NON-USE FEES. Borrowers jointly and severally agree to pay to Lender, on a quarterly basis, a non-use fee for the period from and including the date hereof to but excluding the Termination Date (or such earlier date on which the Revolving Commitment shall be terminated pursuant to SECTION
2.5 or 13.2) equal to (a) the excess of the daily average of the then applicable Revolving Commitment over the daily average of the aggregate principal amount of the Total Revolving and LC Exposure for such Fiscal Quarter MULTIPLIED BY (b) a percentage amount equal to (i) one-half of one percent (0.5%), if the daily average of the aggregate principal amount of the Total Revolving and LC Exposure for such Fiscal Quarter is greater than $6,000,000, and (ii) three-quarters of one percent (0.75%), if the daily average of the aggregate principal amount of the Total Revolving and LC Exposure during such Fiscal Quarter is less than or equal to $6,000,000. Such non-use fee shall be payable in arrears on the fifteenth day of each January, April, July and October (commencing on April 15,
1999) and on the Termination Date (or such earlier date on which the Revolving Commitment shall terminate) for any period then ending for which such fee shall not have been theretofore paid.

          SECTION 5.2 CLOSING FEE. On the date of the initial Loan, Borrowers jointly and severally agree to pay to Lender a fully earned and non-refundable closing fee in the amount of $67,500, which shall be in addition to any commitment fee or other fee paid to Lender prior to the Closing Date.

          SECTION 5.3 LETTER OF CREDIT FEES. Borrowers shall pay to Lender a fee for the period from and including the first date on which any Permitted LC issued at its request is outstanding to but excluding the Termination Date (or such earlier date on which all of the LC Guaranties shall no longer be of any force or effect and the originals thereof are returned by the appropriate Issuer to Lender and the applicable Issuer shall have acknowledged in writing that Lender shall have no further obligations thereunder) three percent (3%) per annum on the daily average of the aggregate stated amounts of outstanding Permitted LCs (the "LC UTILIZATION"). Such fees shall be payable in arrears on the fifteenth day of each January, April, July and October (commencing on April 15, 1999) and on the date on which all of the LC Guaranties shall no longer be of any force or effect. The LC Utilization shall be rebuttably presumed to equal the Cap Amount at such time, unless Lender has actually received certification from the applicable Issuer to the contrary. All LC Reimbursement Agreements shall require the applicable Issuer to provide certification of the daily LC Utilization, but in the event such Issuer fails to comply with such requirement, the preceding sentence shall apply.

          SECTION 5.4 AUDIT FEES. Borrowers jointly and severally agree to pay Lender's reasonable out-of-pocket costs in connection with each field audit conducted by Lender or its agents pursuant to SECTION 11.3; PROVIDED, that so long as no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Borrowers shall not be liable for reimbursing Lender for the costs and expenses of more than (a) three (3) field audits in the first Loan Year and (b) two (2) field audits in any Loan Year thereafter.

          SECTION 5.5 COMPUTATION OF FEES. All fees shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

          SECTION 6 DEPOSITARY ACCOUNT AGREEMENTS; RESTRICTED ACCOUNTS; LIST OF RESTRICTED ACCOUNTS AND RESTRICTED ACCOUNT STATEMENTS.

          SECTION 6.1 DEPOSITARY ACCOUNT AGREEMENTS. Prior to the date of the initial Loan, (i) Roach and the Domestic Depositary Account Bank and such other Persons as are designated by Lender shall enter into a Depositary Account Agreement (herein, as it may be amended, restated, supplemented or otherwise modified from time to time, called the "DOMESTIC DEPOSITARY ACCOUNT AGREEMENT") and (ii) TRO Canada and the Canadian Depositary Account Bank and such other Persons as are designated by Lender shall enter into a Depositary Agreement (herein, as it may be amended, restated, supplemented or otherwise modified from time to time, called the "CANADIAN DEPOSITARY ACCOUNT AGREEMENT" and, together with the Domestic Depositary Account Agreement, sometimes hereinafter referred to as the "DEPOSITARY ACCOUNT AGREEMENTS"). Pursuant to the Collateral Documents, including the Depositary Account Agreements, each Borrower shall grant to Lender a continuing first priority lien upon, and security interest in
(i) the Canadian Depositary Account, the Canadian Controlled Disbursement Operating Account, the Domestic Depositary Account, the Domestic Operating Account and the Domestic Controlled Disbursement Zero Balance Account, respectively, in each case as described below and to the extent of such Borrower's interest, if any, therein (collectively, with respective to each Borrower, such Borrower's "RESTRICTED ACCOUNTS"), (ii) all funds, items, instruments, investments, securities and other things of value at any time paid, deposited, credited to or held in such Borrower's Lockbox or Restricted Accounts (whether for collection, provisionally or otherwise), (iii) all other Property of such Borrower from time to time in the possession or under the control of, or in transit to, any Lender Party or any agent, bailee or custodian therefor, and
(iv) all proceeds of all of the foregoing. Each Depositary Account Agreement shall specify that throughout the term of this Agreement, the Domestic Depositary Account Bank or the Canadian Depositary Bank, as the case may be, (A) shall be pledgee-in-possession (for the benefit of Lender) of the Restricted Accounts of each Borrower described therein, all Cash Instruments of each Borrower held by such Person, and all such funds, items, instruments, investment property, investments, securities, other things of value, Property and proceeds,
(B) shall take such action as shall be specified in any written notice from Lender to enable Lender to exercise its rights with respect to such lien and security interest, (C) shall be entitled to exercise all and any rights which any Lender Party may have under this Agreement and the Related Documents or applicable law with respect to the Restricted Accounts of each Borrower described therein and such other Property and (D) shall provide Lender with copies of all statements relating to the Restricted Accounts of the each Borrower described therein provided by such Person to such Borrower. Notwithstanding any provision of this SECTION 6.1, Lender shall have no obligation to reconcile or verify, at any time or for any purpose, any balance in any Restricted Account of any Borrower or any other account maintained by the Domestic Depositary Account Bank or the Canadian Depositary Bank, as the case may be, as agent for Lender.

          SECTION 6.2    RESTRICTED ACCOUNTS.

          (a) DOMESTIC RESTRICTED ACCOUNTS. Lender shall maintain at the Domestic Depositary Account Bank (i) the account identified as the "Depositary Account" in the Domestic Depositary Account Agreement (herein called the "DOMESTIC DEPOSITARY ACCOUNT"), (ii) the account identified as the "Controlled Disbursement Funding Account" in the Domestic Depositary Account Agreement (herein called the "DOMESTIC OPERATING ACCOUNT") and
     (iii) the account identified as the "Controlled Disbursement Zero Balance Account" in the Domestic Depositary Account Agreement (herein called the "DOMESTIC CONTROLLED DISBURSEMENT ZERO BALANCE ACCOUNT"). The Domestic Depositary Account, the Domestic Operating Account and the Domestic Controlled Disbursement Zero Balance Account shall be under the sole dominion and control of Lender, and no Borrower shall have any right of withdrawal therefrom.

          (b) CANADIAN RESTRICTED ACCOUNTS. Lender shall maintain at the Canadian Depositary Account Bank (i) the account identified as the "Depositary Account" in the Canadian Depositary Account Agreement (herein called the "CANADIAN DEPOSITARY ACCOUNT" and (ii) the account identified as the "Operating Account" in the Canadian Depositary Account Agreement (herein called the "CANADIAN CONTROLLED DISBURSEMENT OPERATING ACCOUNT"). The Canadian Depositary Account and the Canadian Controlled Disbursement Operating Account shall be under the sole dominion and control of Lender, and no Borrower shall have any right of withdrawal therefrom.

          (c) LOCKBOXES. Each Borrower shall maintain a lockbox with (i) in the case of Roach, the Domestic Depositary Account Bank and (ii) in the case of TRO Canada, the Canadian Depositary Account Bank (herein called, with respect to each Borrower, such Borrower's "LOCKBOX" and, collectively for all Borrowers, the "LOCKBOXES"). Each Lockbox shall be under the sole dominion and control of Lender, and no Borrower shall have any right of withdrawal therefrom.

          (d) OTHER ACCOUNTS. No Borrower shall maintain any operating account except (i) in the case of Roach, the Domestic Operating Account and the Controlled Disbursement Zero Balance Account, respectively, and (ii) in the case of TRO Canada, the Canadian Controlled Disbursement Operating Account, and agrees that it will not maintain any bank investment or other account of any kind whatsoever with any other brokerage house or financial institution; PROVIDED, that, so long as no Event of Default shall have occurred and be continuing, each Borrower may maintain the petty cash, payroll and other accounts listed on SCHEDULE 6.3 hereto at the financial institutions indicated thereon ("OTHER ACCOUNTS"), PROVIDED, FURTHER, that
     (i) the aggregate amount of funds on deposit in each such petty cash account shall not exceed $10,000 and each such payroll account shall not at any time exceed the sum of all accrued payroll and payroll taxes then payable by the applicable Borrower on account of payroll obligations of such Borrower payable from such account; (ii) each Borrower shall have irrevocably instructed the relevant financial institution, at the request of Lender (which request shall not be made unless an Event of Default has occurred and is continuing), to provide Lender with information concerning such accounts, (iii) such financial institution shall acknowledge such instructions in writing for the benefit of Lender, and (iv) at any time when an Event of Default has occurred and is continuing, each Borrower shall, at the request of Lender, promptly cause each such financial institution to provide Lender with daily reports of the balance in each such account.

          SECTION 6.3 LIST OF ACCOUNTS AND ACCOUNT STATEMENTS. All Restricted Accounts of each Borrower and all payroll, petty cash and other accounts of each Borrower are described on SCHEDULE 6.3. In the event any Borrower opens any new accounts or closes any account in accordance with the terms of this Agreement, such Borrower shall deliver to Lender a revised version of SCHEDULE 6.3 showing any changes thereto within three (3) Business Days of any such change. Each Borrower shall instruct each bank listed on SCHEDULE 6.3 at which such Borrower maintains any Restricted Account to provide Lender with copies of all statements issued by such bank with respect to such Restricted Account.

          SECTION 7 PROCEEDS OF COLLATERAL; APPLICATION OF FUNDS; DEEMED LOANS.

          SECTION 7.1 PROCEEDS OF COLLATERAL; NOTICES TO ACCOUNT DEBTORS; LOCKBOX. Each Borrower shall direct all its Account Debtors to pay all Accounts and other proceeds of Collateral directly to its Lockbox for deposit into (i) in the case of Roach, the Domestic Depositary Account and (ii) in the case of TRO Canada, the Canadian Depositary Account. In addition, each Borrower shall take all such actions as Lender in good faith deems necessary or appropriate to ensure that at all times on and after the date hereof all proceeds of its Collateral (including, without limitation, all Cash Instruments) are sent directly to its Lockbox. If, notwithstanding the actions provided for in the preceding sentences of this SECTION 7.1, any Borrower shall receive, or any financial institution shall receive for the account of any Borrower, any Cash Instruments, such Borrower shall, or shall cause such financial institution to, transmit in the form received, before the close of business on the next succeeding Business Day, all such Cash Instruments (properly endorsed, where required, so that all items delivered may be collected by such Person) to the Domestic Depositary Account Bank or the Canadian Depositary Account Bank, as the case may be, for deposit to the applicable Depositary Account. Borrowers shall not, and Borrowers shall not permit or cause any such financial institution to, commingle any Cash Instrument so received except in the applicable Depositary Account, and Borrowers shall hold separate and apart from all other Property, all such Cash Instruments in express trust for the benefit of Lender until delivery thereof is made to the Domestic Depositary Account Bank or Canadian Depositary Account Bank as the case may be. Pursuant to, and subject to the terms and conditions of the applicable Depositary Account Agreement, items deposited in the respective Lockboxes shall be credited to (i) in the case of Roach's Lockbox, the Domestic Depositary Account and (ii) in the case of TRO Canada, the Canadian Depositary Account. Borrowers and any of their Affiliates, employees, or other Persons acting for or in concert with Borrowers, shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Restricted Accounts or other Collateral which come into the possession or under the control of Borrowers or any Affiliates, employees or other Persons acting for or in concert with Borrowers, and immediately upon receipt thereof, Borrowers or such other Persons shall remit the same or cause the same to be deposited, in kind, into the respective Depositary Accounts or, at the direction of Lender, shall remit the same, or cause the same to be remitted, in kind, to Lender at Lender's address set forth in SECTION 14.3.

          SECTION 7.2    APPLICATION OF DEPOSITARY ACCOUNT FUNDS.

          (a) CANADIAN DEPOSITARY ACCOUNT. At the opening of business on the last Business Day of each week, the Canadian Depositary Account Bank shall calculate the amount of collected funds on deposit in the Canadian Depositary Account (herein, the "CANADIAN COLLECTED BALANCE" for such day). Thereafter on such Business Day, the Canadian Depositary Account Bank shall transfer in Dollars from the Canadian Depositary Account to the Domestic Operating Account (for application as set forth in SECTION 7.2(b)) an amount equal to the excess, if any, of the Canadian Collected Balance over $10,000 (Canadian) on such Business Day. Any remaining Canadian Collected Balance in the Canadian Depositary Account shall be retained therein.

          (b) DOMESTIC DEPOSITARY ACCOUNT. At the opening of business on each Business Day, the Domestic Depositary Account Bank shall calculate the amount of collected funds on deposit in the Domestic Depositary Account (herein, the "DOMESTIC COLLECTED BALANCE" for such day). Thereafter on such Business Day, the Domestic Depositary Account Bank shall promptly transfer from the Domestic Depositary Account to Lender (for application as set forth in SECTION 7.3) an amount equal to the Domestic Collected Balance on such Business Day in excess of $5,000, PROVIDED, that if the amount of the Domestic Collected Balance is not an integral multiple of $5,000, the amount transferred to Lender shall be reduced to an amount equal to the nearest lower integral multiple of $5,000.

          SECTION 7.3 APPLICATION OF FUNDS AVAILABLE FOR LOAN REPAYMENTS. Any amounts received by Lender pursuant to SECTION 7.2(b) shall be applied to the outstanding obligations of Borrowers in the following order of priority:
FIRST, to principal of the Reimbursement Obligations and the Loans then due and payable, in such order as Lender shall elect (PROVIDED, that, application on account of Loans shall be made by Lender (i) first, to Prime Rate Loans and
(ii) only when no Prime Rate Loans are outstanding, to LIBOR Rate Loans); SECOND, to interest on the Loans then due and payable; THIRD, to any fees hereunder then due and payable, in such order as Lender may elect; and FOURTH, to the payment of any other Liabilities then due and payable to Lender, in such order as Lender may elect.

          SECTION 7.4 APPLICATION UPON AN EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, and notwithstanding the foregoing SECTIONS 7.2 and 7.3, at the request of Lender, each Depositary Account Bank shall transfer the Domestic Depositary Account Collected Balance and the Canadian Depositary Account Collected Balance, as the case may be, to Lender for application to the Liabilities in such order as Lender, in its sole discretion, shall elect. Each of the Depositary Account Banks shall be entitled to rely on a written statement of Lender to the effect that an Event of Default has occurred and is continuing.

          SECTION 7.5 DEEMED LOANS. Notwithstanding any provision contained herein to the contrary, and in addition to, and not in limitation of, any of the other rights or remedies of Lender set forth herein, including, without limitation, pursuant to SECTION 7.4, at the sole option of Lender, in order to facilitate timely payment hereunder of all Liabilities in respect of (i) payments of interest due on any Loans and (ii) payments of cash, fees, expenses and other Liabilities due and payable by Borrowers to Lender hereunder or under any of the Related Documents and (iii) payments by Lender of any amount due and payable under the respective Depositary Account Agreements or any other agreement entered into by Lender and the Domestic Depositary Account Bank or Canadian Depositary Account Bank in connection with this Agreement (including, without limitation, any amount resulting from the return, dishonor or other non-payment of items deposited with any Depositary Account Bank by or on behalf of Borrowers), then, whether or not there is Borrowing Availability under the Revolving Commitment, Borrowers shall be deemed automatically to have made a request for, and upon such payment Lender shall be deemed to have made, a Prime Rate Loan, in the full amount of such payment. Borrowers acknowledge that such Loan may cause Borrowers to have exceeded the Revolving Commitment, in which event Borrowers shall be obligated to immediately make a prepayment pursuant to
SECTION 2.6(b).

          SECTION 7.6    APPLICATION OF PROCEEDS.   In the event Borrowers shall
suffer any loss covered by insurance in excess of $100,000, Borrowers shall promptly notify Lender in writing, and each Borrower for itself, hereby agrees to and hereby authorizes and directs each and every insurance company concerned to make all such payments for losses which exceed $100,000 directly and solely to Lender (who may, but need not, make proof of loss) and Lender is hereby authorized to adjust, collect and compromise in its discretion all claims under all such policies, and each Borrower shall sign, upon demand by Lender, all receipts, vouchers and releases required by such insurance companies; PROVIDED, that other than after the occurrence and during the continuance of an Event of Default, any Borrower may adjust, collect and compromise insurance claims upon notice to and with Lender's consent (which shall be exercised reasonably and in good faith), provided further such Borrower is acting reasonably and diligently. In the event any Borrower shall be awarded any amount pursuant to any condemnation proceeding or the taking or injury to any property for public use, Borrowers shall immediately notify Lender in writing if such condemnation or taking has a Material Adverse Effect on any Borrower, and Borrowers agree that the proceeds of all such awards shall be paid to Lender and authorize Lender, on behalf and in the name of Borrowers to execute and deliver valid acquittances for and to appeal from any such award. Borrowers shall also immediately notify Lender of any actual or threatened condemnation or eminent domain proceedings which could reasonably be expected to have a Material Adverse Effect and shall give Lender at any time any additional instruments requested by Lender for the purpose of validly and sufficiently assigning all awards or appealing any such award. Insurance proceeds and awards described in this SECTION 7.6 (collectively, "LOSS PROCEEDS"), or any part thereof, received by Lender, after deducting therefrom any expenses incurred, may be applied by Lender at its option (i) to the repair or restoration of the property suffering any loss, condemnation or taking ("LOSS PROPERTY"), (ii) to the payment of the Liabilities. Lender shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure unless due to the gross negligence or wilful misconduct of Lender. Notwithstanding the foregoing, Lender agrees any Loss Proceeds shall be applied as follows:

          (a) If no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of the insured loss, condemnation or taking and the amount of such Loss Proceeds together with all other Loss Proceeds previously or contemporaneously paid to Lender hereunder is less than $500,000, then such Loss Proceeds shall be paid into (i) in the case of Loss Proceeds with respect to Property of Roach, the Domestic Depositary Account and (ii) in the case of Loss Proceeds with respect to Property of TRO Canada, the Canadian Depositary Account, in each case for application pursuant to this Agreement.

          (b) If no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of the insured loss, condemnation or taking and the amount of such Loss Proceeds, together with all other Loss Proceeds previously or contemporaneously paid to Lender hereunder is $500,000 or greater, then Lender will permit the Loss Proceeds to be utilized toward the restoration of the Loss Property, PROVIDED that (i) business interruption loss insurance will be payable to Borrowers during the period necessary to restore the Loss Property, (ii) the proceeds of such business interruption insurance together with other funds available to Borrowers will be sufficient to pay all of Borrowers' obligations during such period, (iii) after giving effect to such proposed restoration no Event of Default or Unmatured Event of Default will be in existence and (iv) prior to such utilization of the Loss Proceeds, Lender shall be provided with (A) a full and complete set of plans and specifications for the restoration of the Loss Property, and (B) a current appraisal indicating that the value of the Loss Property following the restoration as contemplated by such plans and specifications will be of a value at least equal to the greater of (I) the Loss Property prior to the loss or (II) the then outstanding principal balance of the Liabilities, and (C) all other items that may be reasonably requested by Lender in form and substance satisfactory to Lender.
The plans and specifications and the appraisal must be in a form and content fully satisfactory to Lender. Lender shall disburse such Loss Proceeds for the purpose of restoration of the Loss Property on a monthly basis upon receipt of satisfactory draw requests and inspection reports of an architect approved by Lender certifying as to the percentage of completion of the restoration project. Lender shall retain a ten percent (10%) retainage of all Loss Proceeds disbursed hereunder pending the issuance of a final certificate of substantial completion issued by the inspecting architect certifying the completion of the restoration of the Loss Property in accordance with the approved plans and specifications. In the event of an Unmatured Event of Default or Event of Default at any time following an insurance loss, condemnation or taking, Lender may apply all Loss Proceeds then in Lender's possession as a reduction against the Liabilities. No interest shall be payable by Lender on account of any Loss Proceeds at any time held by Lender.

          SECTION 8 INCREASED COSTS AND OTHER SPECIAL PROVISIONS.

          SECTION 8.1 INCREASED COSTS. If, after the date hereof, the adoption of any applicable "law" (which expression, as used in this SECTION 8.1, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental authority or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law)) adopted, becoming effective, or any change in the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority or agency, shall subject Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature (other than taxes imposed on or measured by the overall net income of Lender) or capital adequacy requirement with respect to, or shall impose or increase or render applicable any special deposit, assessment, insurance charge, reserve or liquidity or other similar requirement (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans made by Lender, or shall otherwise increase the effective cost of, the Loans, or Lender's obligation to make, issue or maintain the Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on the Loans or any other amounts due under this Agreement in respect of the Loans, or Lender's obligation to make, issue or maintain the Loans (except for changes in the rate of tax on the overall net income of Lender), or shall impose on Lender any other condition or requirement affecting the Loans or Lender's obligation to make the Loans, and the result of any of the foregoing is to increase the cost to Lender of making, funding, issuing or maintaining the Loans, to require Lender to make any payment or to forego any interest or other sum payable under this Agreement, or to reduce the amount of any rate of return or any sum received or receivable by Lender under this Agreement or under the Notes with respect thereto, then upon written notice of such occurrence to Borrowers by Lender (which notice shall contain a statement setting forth a description of such occurrence) at any time and from time to time and as often as the occasion therefor may arise, Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost, payment, sum or such reduction.

          SECTION 8.2 FUNDING LOSSES. Borrowers hereby jointly and severally agree that if Lender receives a notice (whether written or oral) of borrowing or repayment pursuant to this Agreement and Borrowers fail to borrow or repay strictly in accordance therewith, then, upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) Borrowers will indemnify Lender against any net loss or expense which Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of funds acquired by Lender to fund or maintain Loans), as reasonably determined by Lender, as a result of any failure of Borrowers to borrow or repay any Loan on a date specified therefor in a notice (whether written or oral) of borrowing or repayment pursuant to this Agreement. For this purpose, all notices to Lender pursuant to this Agreement shall be deemed to be irrevocable.

          SECTION 8.3    TAXES.

          (a) Any and all payments by Borrowers to Lender under this Agreement and any of the Related Documents shall be made free and clear of, and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding both (i) franchise taxes or similar taxes as are imposed on Lender other than by a jurisdiction (or any political subdivision thereof) in which it is doing business solely as a result of or related to its actions under this Agreement or any of the Related Documents and (ii) any tax imposed upon Lender's gross net income (including United States federal tax withholding) (collectively, the "WITHHOLDING TAXES"). In addition, Borrowers shall pay all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the Related Documents (collectively, the "DOCUMENTARY TAXES").

          (b) If Lender shall be required by law to pay any Withholding Taxes or Documentary Taxes, Borrowers agree to indemnify and hold harmless Lender for the full amount of Withholding Taxes or Documentary Taxes so paid by Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor together with evidence of payment of such Withholding Taxes or Documentary Taxes.

          (c) If Borrowers shall be required by law to deduct or withhold any Withholding Taxes or Documentary Taxes from or in respect of any sum payable hereunder to Lender, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii)  Borrowers shall make such deductions and withholdings;

               (iii) Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) Borrowers shall also pay to Lender, at the time interest is paid, all additional amounts which Lender specifies as necessary to preserve the after-tax yield Lender would have received if such Withholding Taxes or Documentary Taxes had not been imposed.

          (d) Within thirty (30) days after the date of any payment by any Borrower of Withholding Taxes or Documentary Taxes, such Borrower shall deliver to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Lender.

          SECTION 8.4         DISCRETION OF LENDER AS TO MANNER OF FUNDING.
Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit.

          SECTION 8.5 CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS. In making the determinations contemplated by this SECTION 8, Lender may make such reasonable estimates, assumptions, allocations and the like that Lender in good faith determines to be appropriate; and, subject to the foregoing clause, determinations and statements of Lender pursuant to this SECTION 8 shall be conclusive absent demonstrable error. The provisions of this SECTION 8 shall survive termination of this Agreement.

          SECTION 9 COLLATERAL AND ELIGIBILITY REQUIREMENTS.

          SECTION 9.1    ELIGIBLE ACCOUNTS; INSTALLMENT ACCOUNTS.

          (a) "ELIGIBLE ACCOUNTS" shall mean all Accounts of each Borrower, other than the following: (i) Accounts which remain unpaid as of one hundred twenty (120) days after the date of the original invoice (or, in the case of Eligible Installment Accounts which are becoming Eligible Accounts, the date of the invoice for such payment), with respect thereto; (ii) all Accounts owing by a single Account Debtor, including a currently scheduled Account, if fifty percent (50%) or more of the balance owing by such Account Debtor is ineligible by reason of the criterion set forth in CLAUSE (i) of this SECTION 9.1;
(iii) Accounts with respect to which the Account Debtor is an Affiliate of any Borrower or a director, officer or employee of any Borrower or its Affiliates;
(iv) Accounts with respect to which the Account Debtor is a governmental authority or prime contractor thereof unless Borrowers have complied in a manner satisfactory to Lender with the Federal Assignment of Claims Act of 1940, as amended, or similar law or statute of the relevant state, province, municipality or other jurisdiction and any amendments thereto, relative to the assignment of such Accounts; (v) Accounts with respect to which the Account Debtor is not a resident of the United States or Canada (other than the provinces of Newfoundland, the Northwest Territories and Nunavat) unless such Account is payable in United States Dollars and the Account Debtor has supplied Borrowers with an irrevocable letter of credit, issued by a financial institution satisfactory to Lender, in an amount sufficient to cover such Account and in form and substance satisfactory to Lender and without right of setoff; (vi) Accounts arising with respect to goods which have not been shipped, delivered to, and accepted by an Account Debtor pursuant to a customer order form or contract or arising with respect to services which have not been fully performed and accepted by an Account Debtor pursuant to a customer order form or contract or to which any dispute exists; (vii) Accounts for which the prospect of payment in full or performance in a timely manner by the Account Debtor is or is likely to become impaired as determined by Lender in the exercise of its discretion;
(viii) Accounts which are not invoiced (and dated as of the date of such invoice) and sent to the Account Debtor within five (5) days after delivery of the underlying goods to or performance of the underlying services for the Account Debtor or, in the case of an Eligible Installment Account which is becoming an Eligible Account, within five (5) days of the date of the purchase order for such goods or services; (ix) Accounts with respect to which Lender does not have a first and valid fully perfected Lien free and clear of any other Lien; (x) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (xi) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a guaranteed sale, bill-and-hold, sale-or-return, demonstration, sale on approval or other terms by reason of which the payment by the Account Debtor is or may be conditional (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis; (xii) Accounts to the extent that the Account Debtor's indebtedness to Borrowers exceeds twenty percent (20%) of the lesser of (a) the Revolving Commitment then in effect or (b) the aggregate Accounts then owing to Borrowers; (xiii) Accounts with respect to which any disclosure is required in accordance with SECTION 9.2; (xiv) contra Accounts to the extent of the amount of the accounts payable owed by Borrowers to the Account Debtor; (xv) Accounts with respect to which the Account Debtor is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing unless Borrowers have either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable Governmental Authority in such state for the then current year; (xvi) Accounts evidenced by Chattel Paper or any Instrument of any kind, to the extent possession of such Chattel Paper or Instrument is not granted to Lender; and (xvii) Accounts which Lender determines in good faith to be unacceptable.

          (b) "ELIGIBLE INSTALLMENT ACCOUNTS" shall mean all Installment Accounts of each Borrower, other than the following: (i) that portion of Installment Accounts which are not scheduled to be paid within one (1) year of the date of the original customer order form or contract with respect thereto except for those Installment Accounts listed on SCHEDULE 9.1(b) hereto; (ii) Installment Accounts which are related to an Account Debtor for which any Account does not meet the eligibility criteria of SECTION 9.1(a)(i); and (iii) Installment Accounts which would not be deemed Eligible Accounts under the provisions of SECTIONS 9.1(a)(iii) through (xvii), inclusive.

          SECTION 9.2 ACCOUNT WARRANTIES. With respect to Accounts scheduled, listed or referred to on the initial Accounts Trial Balance included in the initial Monthly Report or on any subsequent Accounts Trial Balance or Borrowing Base Certificate of a Borrower, such Borrower represents and warrants to Lender that, except as disclosed in the applicable Accounts Trial Balance or Borrowing Base Certificate: (i) the Accounts represent bona fide sales of Inventory by such Borrower or the provision of services to customers in the ordinary course of business completed in accordance with the terms and provisions contained in the documents available to Lender with respect thereto and are not evidenced by a judgment or by an Instrument or Chattel Paper; (ii) the amounts shown on the applicable Accounts Trial Balance and on such Borrower's books and records and all invoices and statements which may be delivered to Lender with respect thereto are actually and absolutely owing to such Borrower and are not in any way contingent; (iii) no payments have been or shall be made thereon except payments immediately delivered to a Depositary Account pursuant to this Agreement, or, if misdirected (through no fault of the Borrowers) to any Affiliate or employee of the Borrowers, Borrowers or such other Persons remitted the same or cause the same to be deposited, in kind, into the respective Depositary Accounts or, at the direction of Lender, remitted the same, or caused the same to be remitted, in kind, to Lender at Lender's address set forth in
SECTION 14.3; (iv) there are no setoffs, claims or disputes existing or asserted with respect thereto and Borrowers have not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by such Borrower in the ordinary course of its business for prompt payment and which discount and allowance is reflected in the calculation of the face amount of each invoice related to such Account; (v) to the best of Borrowers' knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the respective Accounts Trial Balances or Borrowing Base Certificates, such Borrower's books and records and all invoices and statements delivered to Lender with respect thereto; (vi) to the best of Borrowers' knowledge, all Account Debtors have the capacity to contract and are Solvent;
(vii) Borrowers have received no notice of proceedings or actions which are threatened or pending or have been taken against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition; (viii) the Accounts do not arise from the sale of Inventory produced in violation of the Fair Labor Standards Act so as to be subject to the so-called "hot goods" provision contained in

Title 29 U.S.C., Section 215(a)(1); (ix) the services furnished and/or Inventory sold giving rise to the Account are not, and will not be at the time of sale thereof, subject to any Lien except that of Lender; (x) the Accounts have not been pledged or sold to any Person or otherwise encumbered and such Borrower is the owner of the Accounts free and clear of any Lien except that of Lender; and
(xi) with respect to Accounts for which the Account Debtor is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, such Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed all required Notice of Business Activities Reports or comparable filings with the applicable Governmental Authority.

          SECTION 9.3    VERIFICATION OF ACCOUNTS.  Lender shall have the right
(i) during the pendency of an Event of Default, in the name of Borrowers, a nominee of Lender or Lender's name, to verify with Account Debtors the validity, amount or any other matter relating to any Account, by mail, telephone, or in person; and (ii) at any time or from time to time, in the name of a nominee of Lender, to verify with Account Debtors the validity, amount or any other matter relating to any Account by mail only.

          SECTION 9.4 ELIGIBLE INVENTORY. "ELIGIBLE INVENTORY" shall consist of all Inventory of each of the Borrowers, except the following: (i) work in process; (ii) Inventory which is damaged, obsolete, not in good condition, or not either currently usable or currently saleable in the ordinary course of such Borrower's business as determined by Lender; (iii) Inventory which Lender determines, or which in accordance with such Borrower's customary business practices, is unacceptable due to age, type, category and/or quantity, including any Inventory which is in excess of a one (1) year's supply or is otherwise slow-moving; (iv) Inventory with respect to which Lender does not have a first and valid, fully perfected Lien; (v) Inventory consisting of packaging or supplies; (vi) Inventory in the possession of such Borrower but not owned by such Borrower; (vii) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. Section 215(a)(1); (viii) Inventory with respect to which any disclosure is required in the applicable Monthly Report or Borrowing Base Certificate in accordance with SECTION 11.1(q); (ix) Inventory which is on consignment (other than inventory with respect to which the Borrowers have satisfied all requirements set forth in SECTION 9.7) or is located at a place other than the places of business and collateral locations of such Borrower listed on SCHEDULE 10.29; PROVIDED that, subject to SECTION 11.24, in the case of leased or bailment locations listed on SCHEDULE 10.29, no Inventory located at any such location shall be "ELIGIBLE INVENTORY" until the applicable landlord or bailee has executed a lien waiver in form and substance satisfactory to Lender) including Inventory in transit; (x) Inventory consisting of finished goods which do not meet the specifications of the purchase order for which such Inventory was produced; and (xi) Inventory which fails to meet the standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, its use and/or sale. In the event that Inventory previously scheduled in a Monthly Report or Borrowing Base Certificate ceases to be Eligible Inventory, Borrowers shall notify Lender thereof immediately.

          SECTION 9.5 INVENTORY WARRANTIES. With respect to Inventory scheduled, listed or referred to in any Monthly Report or Borrowing Base Certificate as to a Borrower, Borrowers represent and warrant that, except as disclosed in such Monthly Reports or

Borrowing Base Certificate (i) such Inventory is located at one of the Facilities or locations set forth on SCHEDULE 10.29 as to such Borrower, (ii) such Borrower has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or document whatsoever except for the prior, first perfected Lien granted to Lender hereunder, (iii) such Inventory is of good and merchantable quality, free from any defects and is not goods returned to Borrowers by or repossessed from an Account Debtor or goods taken in trade, PROVIDED, however, that Inventory returned, undamaged, from an Account Debtor within thirty (30) days of shipment thereof shall not be deemed ineligible if it otherwise complies with this SECTION 9.5 (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which materially restricts the ability of Borrowers or, in the case of the exercise of its remedies, Lender to sell the Inventory, (v) the completion of manufacture, sale or other disposition of such Inventory by Lender following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Borrowers are a party or to which the Inventory is subject, and (vi) no Inventory has been produced in violation of the Fair Labor Standards Act so as to be subject to the so-called "hot goods" provision contained in Title 29 U.S.C., Section 215(a)(1).

          SECTION 9.6    SECURITY INTEREST.   All of each Borrower's Liabilities
constitute one loan secured by Lender's Liens on the Collateral now or from time to time hereafter granted by such or any Obligor to Lender. To secure timely payment, performance and observance in full of their respective Liabilities, Borrowers shall grant to Lender a right of setoff against and a continuing Lien upon all of their respective right, title and interest in and to all personal property and fixtures of Borrowers and all other Collateral, whether now owned or hereafter acquired by Borrowers and wheresoever located. In addition, concurrently with the acquisition of any real property after the Closing Date except for Property acquired and encumbered by Permitted Liens, Obligors shall grant and convey to Lender as security for timely payment, performance and observance of the Liabilities, first mortgage Liens on all such real property.

          SECTION 9.7 CONSIGNED INVENTORY. With respect to consigned Inventory, Borrowers shall (and, as applicable, cause their respective Subsidiaries to) perfect their respective interest in such Inventory by filing and delivering notice to the creditors of record of the consignee, all as provided in Section 9-114 of the UCC, and in form and substance satisfactory to Lender, and Borrowers shall execute and deliver all financing statements, security agreements, amendments thereto, or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender), as Lender may request, in a form satisfactory to Lender, to perfect and maintain the Liens on such Collateral granted by Borrowers to Lender hereunder and under the Collateral Documents.

          SECTION 9.8 COLLATERAL DOCUMENTS. Concurrently with or prior to the Closing Date, each Obligor execute and deliver to Lender the following: (a) a Security Agreement in form and substance satisfactory to Lender (herein, as the same may be amended, modified or supplemented from time to time, called the "SECURITY AGREEMENT"); and (b) mortgages on real estate held in fee simple in form and substance satisfactory to Lender covering all such real estate owned by any Obligor (as the same may be amended, modified or supplemented from time to time, collectively called the "MORTGAGES" and individually called a

"MORTGAGE"). At any time after the date hereof that a Subsidiary shall be formed or acquired by any Obligor, such Obligor shall cause such Subsidiary to execute and deliver to Lender a security agreement and a guaranty in form and substance satisfactory to Lender with such changes therein as Lender may reasonably require, together with such other documents, instruments and things as Lender may reasonably require in connection therewith, PROVIDED, THAT, the foregoing is not intended and shall not be deemed or construed to permit the formation by any Obligor to the extent such formation is not expressly permitted pursuant to the terms of this Agreement.

          SECTION 9.9 SUBSEQUENTLY ACQUIRED PROPERTY. As further security for the payment, performance and observance of the Liabilities, Obligors shall, so long as any of the Liabilities shall remain outstanding or Lender shall continue to have any Commitment: (a) acquire and maintain their respective property in a manner which will enable Obligors to allow such property to become subject to the Liens of the Collateral Documents; (b) obtain and maintain the consent or approval of any Person whose consent or approval is required to the granting of a Lien on any such property to or for the benefit of Lender; (c) execute and deliver from time to time within ten (10) days after its purchase or acquisition of any real property or of property subject to a titling statute or of any other personal property, asset or other right, amendments and supplements to the Collateral Documents in form and substance, and together with other documents, satisfactory to Lender, and in such number of counterparts as Lender may require, by which it shall (and only in the event that such action shall be required in order to) pledge, mortgage and grant a perfected Lien on such property, asset or right to Lender except for Property acquired and encumbered by Permitted Liens; (d) execute and deliver to Lender, in form and substance satisfactory to Lender and in such number of counterparts as Lender may require,
(i) an assignment of any Obligor's rights under any contract to construct any property with a fair market value in excess of $100,000 promptly upon entering into such contract, and (ii) such other agreements and instruments (including, without limitation, acknowledgments by other contract parties) as may be necessary to grant a Lien on and security interest in any Obligor's rights and interests under each such contract and each such property, whether under construction or otherwise, to Lender; and (e) execute and deliver to Lender, in form and substance satisfactory to Lender and in such number of counterparts as Lender may require, assignments of any Obligor's rights under each lease to which an Obligor is a party as landlord or sublandlord, promptly upon entering into such lease.

          SECTION 9.10 CHANGE OF LOCATION OR NAME. So long as any of the Liabilities shall remain outstanding or Lender shall continue to have any Commitment, no Obligor shall change (a) the location of any such Person's principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, or (b) such Person's name or the name under or by which it conducts its business, in each case without first giving Lender at least 30 days' advance written notice thereof and having taken any and all action required or desirable by Lender to maintain and preserve the first perfected Lien and security interest in favor of Lender on all property thereof free and clear of any Lien whatsoever except for Permitted Liens; PROVIDED, that notwithstanding the foregoing, Borrowers shall not change the location of any such Person's principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs to any place outside the contiguous continental United States of America.

          SECTION 9.11 DELIVERIES; FURTHER ASSURANCES. Each Obligor shall, at Borrowers' sole expense, (i) without any request by Lender, immediately deliver or cause to be delivered to Lender, in due form for transfer (i.e., endorsed in blank or accompanied by duly executed undated blank stock or bond powers), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the Collateral, (ii) upon request of Lender, furnish or cause to be furnished to Lender such surveys, mortgagee title commitments or policies, appraisals, opinions of counsel and other documents as Lender may specify, (iii) without request by Lender, cause Lender's Lien hereunder and under the Collateral Documents to be at all times duly noted on any certificate of title issuable with respect to any of the Collateral and forthwith deliver or cause to be delivered to Lender each such certificate of title, and (iv) execute and deliver, or cause to be executed and delivered, to Lender in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary or advisable by Lender) such assignments (including, without limitation, assignments of life insurance), security agreements, mortgages, deeds of trust, pledge agreements, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as may from time to time be necessary or desirable to establish and maintain to the satisfaction of Lender a valid first perfected Lien on and security interest in all assets of each Obligor now or hereafter existing or acquired (free of all other Liens whatsoever other than Permitted Liens) to secure payment and performance of the Liabilities.

          SECTION 10     REPRESENTATIONS AND WARRANTIES.

     To induce Lender to enter into this Agreement and to make Loans hereunder, each Borrower represents and warrants to Lender that:

          SECTION 10.1 DUE ORGANIZATION, AUTHORIZATION, ETC. Each Obligor is a corporation duly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required or where the failures so to qualify singly or in the aggregate could reasonably be expected to have a Material Adverse Effect (which jurisdictions shall include, without limitation, those jurisdictions listed on
SCHEDULE 10.1). The execution, delivery and performance by each Obligor of this Agreement and the Related Documents to which they respectively are parties, and the consummation of the Related Transactions, are within their respective corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, director and shareholder approval, if required), have received all necessary governmental and other consents and approvals and made all necessary filings with and given all necessary notices to any governmental authority (if any shall be required), and do not and will not contravene or conflict with, or create a Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon it. This Agreement and each of the Related Documents to which any Obligor is a party are (or when executed and delivered will be) the legal, valid, and binding obligations of such Person enforceable against such Person in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as limited by general principles of equity regardless of whether such enforcement is sought in a proceeding in equity or law.

          SECTION 10.2 CERTAIN AGREEMENTS. The Borrowers have furnished to Lender true, correct and complete copies of each of the Related Documents and the Subordinated Debt Documents (including all schedules and written disclosures in connection therewith). All warranties of each of the Obligors, and, to Borrowers' knowledge, all warranties of the other parties thereto (other than Lender and the respective Depositary Account Banks) set forth in the Related Documents and Subordinated Debt Documents, respectively, are true and correct in all material respects without any waiver or modification thereof and no default of any Obligor, and to the Borrowers' knowledge, no default of any other party, exists thereunder.

          SECTION 10.3 FINANCIAL INFORMATION; FINANCIAL CONDITION. All balance sheets, cash flow statements and all statements of operations, of shareholders' equity and of changes in financial position (other than projections) which have been or shall hereafter be furnished to Lender by or on behalf of the Borrowers for the purposes of or in connection with this Agreement, the Related Documents or the Related Transactions (including the financial information referred to below, except for the projections referred to in CLAUSE (d) below) have been and will be prepared in accordance with GAAP consistently applied throughout the periods involved and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby. All projections (including, without limitation, the projections described in CLAUSES
(d) and (e) below) which have been or shall be furnished to Lender for purposes of or in connection with this Agreement, the Related Documents or the Related Transactions represent the Borrowers' managements' reasonable estimates of future performance at the time such projections are made, based upon historical financial information and reasonable assumptions of management. Such financial data includes, without limitation, the following financial statements and reports which have been furnished to Lender on or prior to the date hereof:

          (a) the audited consolidated balance sheets of the Consolidated Entity as of October 31, 1998, and the related audited consolidated statements of earnings, shareholders' equity, cash flow and changes in financial position for the year ending on such date (the "FINANCIALS");

          (b) the consolidated balance sheets of the Consolidated Entity as of December 31, 1998 and the related statements of income and cash flow of the Consolidated Entity for the two-month period ending on such date;

          (c) the pro forma consolidated balance sheets of the Consolidated Entity as of the Closing Date after giving effect to all Related Transactions (the "PRO FORMA");

          (d) the projected pro forma consolidated balance sheets and projected statements of earnings and cash flow for the Consolidated Entity for each Fiscal Quarter during the Fiscal Years ending October 31, 1999 and October 31, 2000, respectively, in each case after giving effect to all Related Transactions.

There has been no material adverse change since October 31, 1998 in the financial condition, operations, assets or business of the Consolidated Entity, other than as a result of the Related

Transactions, from that reflected in the financial information as to the Consolidated Entity referred to in CLAUSES (a) through (c).

          SECTION 10.4 LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth in SCHEDULE 10.4 hereto (including estimates of the dollar amounts involved), the financial statements delivered to the Lender, and except for claims as to which the insurer has admitted coverage in writing and which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions and litigation with respect to any Employee Benefit Plan), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of Borrowers' knowledge, threatened against any the Borrowers, any member of the Controlled Group or any Employee Benefit Plan fiduciaries (i) which singly or in the aggregate could, if adversely determined, reasonably be expected to have a Material Adverse Effect, or (ii) which relates to any of the Related Transactions, and, except as set forth in SCHEDULE 10.4, there is no basis known to any Borrower for any of the foregoing. Other than any liability incident to such claims, litigation or proceedings, the Obligors have no material Contingent Obligations not provided for or referred to in the Financials or in SCHEDULE 10.4 hereto. The matters described on SCHEDULE 10.4, if adversely determined, singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          SECTION 10.5 LIENS. None of the assets of any Obligor will be subject to any Lien, except for Permitted Liens, which are junior to the Lien of the Collateral Documents. Except as described in SCHEDULE 10.5, Lender will obtain, as security for the Liabilities, (i) a legally valid and binding first mortgage Lien on all real property now owned or hereafter acquired by any Obligor, and (ii) a first priority perfected Lien on all other property described in the Collateral Documents as being pledged, assigned or granted thereby. The descriptions of other Property described in the Collateral Documents correctly describe all Property used in the business or operations of any Obligor in a manner sufficient to create an enforceable Lien on or security interest in such property.

          SECTION 10.6   CONTRACTS; ABSENCE OF DEFAULT.   No Obligor is in
material default under any material Contract or other contracts transferred to or assumed by it (a) to which it is a party or by which it is bound, and (b) where such default could have a Material Adverse Effect. A list of all material contracts existing on the date hereof is attached hereto as SCHEDULE 10.6.

          SECTION 10.7 EMPLOYEE BENEFIT PLANS. (a) No Borrower has, nor has any member of the Controlled Group, incurred any liability with respect to any Pension Plan other than to pay premiums to the PBGC and make required contributions to such Pension Plans (provided that any such contributions and premiums which are due have been paid).

          (b) With respect to any Employee Benefit Plan, full and timely payment has been made of all amounts required under Section 412 of the Code,
Section 302 of ERISA or under the terms of each such Plan, no event or condition has occurred which has or could result in the imposition of a lien or an accumulated funding deficiency (whether or not waived) under Section 412 of the Code or Section 302 of ERISA, each of the Borrowers and each current or past member of the Controlled Group has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code, and no security has been posted or is required to be posted under Section 401(a)(29) of the Code or Section 307 of ERISA.

          (c) No steps have been taken to terminate, or withdraw from, any Pension Plan or any Multiemployer Plan.

          (d)  No Reportable Event has occurred.

          (e) No Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefits under a Welfare Plan (other than liability for health care continuation coverage in compliance with the requirements of Part 6 of Subtitle B of Title I of ERISA or
Section 4980B of the Code).

          (f) All Employee Benefit Plans (i) comply in form with any requirements of ERISA and have been operated and administered in compliance with their terms and in a manner so as not to result in any material liability to any Borrower nor any current or past member of the Controlled Group for failure to comply with ERISA and all of the applicable statutes and regulations issued thereunder, and (ii) if intended to qualify under the Code, are in a form and have been administered in a manner so as not to result in any material liability to any Borrower or any current or past member of the Controlled Group for failure to comply with the applicable provisions thereof and are subject to an Internal Revenue Service determination with respect to such qualification. Except for future funding obligations, no conditions exist or events or transactions have occurred with respect to any Employee Benefit Plan which could result in the incurrence by any Borrower or any current or past member of the Controlled Group of any liability, except to the extent the same (x) have been funded or adequately reserved on the consolidated balance sheet of the Consolidated Entity, or (y) will not result in the incurrence of any liability by any Borrower or any current or past member of the Controlled Group in excess of $75,000 in the aggregate.

          (g) No Obligor is an Employee Benefit Plan, none of their assets constitute assets of an Employee Benefit Plan and the execution, performance and delivery of this Agreement and the Related Documents and the consummation of the Related Transactions will not involve any prohibited transaction, as defined in
Section 406 of ERISA or Section 4975 of the Code, for which an exemption is unavailable.

          SECTION 10.8 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of the Obligors is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 10.9 REGULATIONS G, T, U AND X. None of the Obligors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System). None of the Obligors nor any Affiliate of any Obligor, to Borrowers' knowledge, any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or the Notes, or the other Related Documents, the making or existence of the Loans or the use of proceeds of the Loans to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          SECTION 10.10 PROCEEDS. The proceeds of the Loans will be used for working capital purposes, except that proceeds of the initial Loan shall be used to repay in full the Indebtedness to Be Refinanced.

          SECTION 10.11 CONFIRMATION OF WARRANTIES. All representations and warranties of each of the Obligors set forth in the Related Documents are true and correct in all material respects as if made as of the Closing Date.

          SECTION 10.12 INSURANCE. SCHEDULE 10.12 hereto sets forth a true and correct summary of all insurance carried by the Obligors. Each Obligor is adequately insured based upon similar businesses for its benefit under policies issued by insurers of recognized responsibility in such amounts as are reasonable, it being agreed that Obligors' practice of self-insuring their employees health insurance up to $50,000 per individual per year is reasonable. No notice of any pending or threatened cancellation has been received by any Obligor with respect to any of such insurance policies. Each Obligor is in compliance with all conditions contained in such insurance policies.

          SECTION 10.13 MATERIAL DISRUPTIONS. Neither the business nor the properties of any Obligor is affected, or anticipated to be affected, by any existing events of Force Majeure or other existing casualties which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          SECTION 10.14 PATENTS, TRADEMARKS, ETC. Each Obligor owns and possesses, or is licensed under valid and enforceable license agreements, or is otherwise entitled to use without payment, all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade secrets, mask works and copyrights as are necessary for the conduct of its business as now conducted or presently proposed to be conducted without, to any Obligor's knowledge, any infringement upon rights of others which could have a Material Adverse Effect, and, except as set forth in
PART 1 of SCHEDULE 10.14, there is no Intellectual Property, the loss of which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect (any such item, whether or not set forth on SCHEDULE 10.14, being herein called a "MATERIAL INTELLECTUAL PROPERTY RIGHT"). PARTS 1 and 2 of
SCHEDULE 10.14 together contain a complete list of all license agreements, other than off shelf license agreements and third party distribution agreements for which any Obligor is a licensee or licensor, relating to Intellectual Property held by any Obligor under license agreements.

          SECTION 10.15 OWNERSHIP OF PROPERTIES; PROPERTY SCHEDULE. Each Obligor has good and marketable title to all of its properties and assets, real and personal, of any nature whatsoever (which cannot be replaced without material expense, delay or interruption of business) subject only to Permitted Liens.

          SECTION 10.16  INTENTIONALLY OMITTED.

          SECTION 10.17 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously herewith furnished by or on behalf of any Obligor to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Obligor to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading.

          SECTION 10.18 SUBSIDIARIES. Except for TRO Canada as a Subsidiary of Roach, the Obligors have no other Subsidiaries.

          SECTION 10.19  HAZARDOUS MATERIALS.  Except as disclosed in SCHEDULE
10.19 hereto, (a) to Borrower's knowledge, no Obligor has, nor has any other Person, ever caused or permitted any Hazardous Material to be released, treated, stored or disposed of in a manner which could reasonably be expected to form the basis for any claim, demand, proceeding or action by any Person, past, present or future on, under or at any real property legally or beneficially owned (or any interest or estate in real property which is owned) or operated by any Obligor (including, without limitation, any property owned by a land trust the beneficial interest in which is owned in whole or in part by any of them), (b) no such real property has ever been used (by any Obligor or, to Borrowers' knowledge, by any other Person) as (i) a disposal site for any Hazardous Material or (ii) a permanent storage site for any Hazardous Material, and (c) none of the Obligors, nor, to Borrowers' knowledge, any of their predecessors or any other Affiliates of any of them, has ever caused or permitted any Hazardous Material to be transported, released, treated, stored or disposed of in a manner which could reasonably be expected to form the basis for any claim, demand, proceeding or action by any Person. The matters described on SCHEDULE 10.19, if adversely determined, neither singly nor in the aggregate could reasonably be expected to have a Material Adverse Effect.

          SECTION 10.20 AGENT'S FEES. No agent, broker, investment banker, Person, or firm acting on behalf of any Obligor or their respective Affiliates, or under the authority of any such Person, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated herein.

          SECTION 10.21  TAXES.   Each Obligor has filed all tax returns that
are required to be filed by it or on behalf of any Employee Benefit Plan, and has paid or provided reasonably adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are disclosed on SCHEDULE 10.21 and are being contested in good faith by appropriate proceedings and with respect to which reasonably adequate reserves have been established, and are being maintained, in accordance with GAAP. There is no ongoing audit or, to Borrowers' actual knowledge, other governmental investigation of the tax liability of any Obligor or any Employee Benefit Plan and there is no unresolved claim by a taxing authority concerning any Obligor's tax liability (or by any governmental authority with respect to any Employee Benefit Plan), for any period for which returns have been filed or were due. As used in this SECTION 10.21, the term "taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other.

          SECTION 10.22 SECURITIES LAWS. No Obligor nor any of their Affiliates, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Notes or any other Liability for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to any Person that would subject the issuance or sale of the Notes or any other Liability to registration under the Securities Act of 1933, as amended.

          SECTION 10.23 GOVERNMENTAL AUTHORIZATIONS. Each Obligor has all licenses, franchises, permits and other governmental authorizations necessary for all businesses carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failures to obtain such licenses, franchises, permits and other governmental authorizations (a) are not related to any use, manufacture, generation, storage, transport, release or disposal by any such Obligor of any Hazardous Material, and (b) neither singly nor in the aggregate could reasonably be expected to (i) subject any such Person or any of its officers to criminal liability or (ii) have a Material Adverse Effect.

          SECTION 10.24  COMPLIANCE WITH LAWS.  Except as disclosed on SCHEDULE
10.24 hereto, each Obligor: (i) is in compliance in all material respects with all applicable laws, ordinances, rules, regulations, orders, policies, guidelines or other requirements of any governmental authority, including the same relating to any manufacture, use, generation, release, storage, transport or disposal of any Hazardous Material except where such failure to comply could be reasonably expected to have a Material Adverse Effect, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all material respects), except where failures to make such filings are not related to the manufacture, use, generation, release, storage, transport or disposal of any Hazardous Material by any Obligor and neither singly nor in the aggregate could reasonably be expected to have a Material Adverse Effect and (iii) has retained all records and documents required to be retained by it pursuant to any applicable law, ordinance, rule, regulation or order of any governmental authority, except where failures to retain such records are not related to the use, manufacture, generation, release, storage, transport or disposal of any Hazardous Material and neither singly nor in the aggregate could reasonably be expected to subject any Obligor or any of its officers to criminal liability or have a Material Adverse Effect.

          SECTION 10.25 EMPLOYEES AND LABOR. There is no unfair labor practice complaint against any Obligor pending before the National Labor Relations Board or any state or local agency nor is there a labor strike or other labor dispute, work stoppage, pending or, to any Borrower's knowledge, threatened affecting any of the foregoing which if adversely resolved singly or in the aggregate could reasonably be expected to have a Material Adverse Effect; there is no existing representation question respecting the employees of any Obligor nor are there organizational attempts affecting any of the employees of any Obligor which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect; there is no grievance pending or, to any Borrower's knowledge, threatened affecting any Obligor; and no labor disputes or work stoppages involving any Obligor are pending or, to any Borrower's knowledge, threatened, which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. No Obligor is a party to any collective bargaining agreements, except as listed on SCHEDULE 10.25 hereto. To Borrowers' knowledge, no customer or supplier of any Obligor is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          SECTION 10.26 YEAR 2000. Obligors are conducting a review and assessment of all internal computer applications and programs (the "SOFTWARE") owned, licensed or used by any Obligor and, to Obligor's knowledge, all such Software is fully able to perform date-sensitive or other functions on or after, or as to dates on or after December 31, 1999 ("Y2K ISSUES"), except where the failure to perform such function is not reasonably expected to have a Material Adverse Effect, and except as listed on SCHEDULE 10.26 annexed hereto. Obligors have contacted their suppliers of goods and services with regard to Y2K Issues and have not received indication from such suppliers that such suppliers' goods and services will not continue to perform in a manner consistent with each Obligor's business requirements on or after December 31, 1999 without interruption.

          SECTION 10.27 SOLVENCY. Each Obligor is Solvent both before and after giving to the execution and delivery of this Agreement and any of the Related Documents to which any Obligor is a party and consummation of the transactions contemplated hereunder or thereunder, including, without limitation, the Related Transactions.

          SECTION 10.28 COLLATERAL. Except for the Permitted Liens, all of the Collateral is and will continue to be owned by each Obligor, as applicable, free and clear of all Liens. From and after the making of the initial Loan and after the making of all necessary filings, the provisions of the Security Agreement and the other Collateral Documents will be effective to create and will give Lender as security for the repayment of the Liabilities, a legal, valid, perfected and enforceable Lien (which priority is subject only to Permitted Liens) upon all right, title and interest of each Obligor, as applicable, in any and all of the Collateral (including the Lien in the items and amounts deposited in any of the Restricted Accounts). Upon the acknowledgment of Lender's security interest in the Restricted Accounts by the banks or other financial institutions at which such Restricted Accounts are maintained, this Agreement will be effective to create and will give Lender as security for the repayment of the Liabilities, a legal, valid, perfected and enforceable first priority Lien on all deposits or other items in the Restricted Accounts.

          SECTION 10.29 PLACES OF BUSINESS. As of the Closing Date, the principal place of business and chief executive office of each Obligor is set forth on SCHEDULE 10.29 and, except as disclosed on SCHEDULE 10.29, none of such locations have changed within the six (6) month period prior to the Closing Date. Except for sales offices, no Obligor has maintained places of business in the last six (6) months except for those listed on SCHEDULE 10.29. The books and records of the Obligors and all Chattel Paper, Instruments and all records of accounts of the Obligors are located and hereafter shall continue to be located at the principal place of business and chief executive office of the Borrowers.

          SECTION 10.30 OTHER NAMES. The business conducted by the Obligors has not been in the past five (5) years, and will not be without the prior written consent of the Lender not to be unreasonably withheld, conducted under any corporate, trade or fictitious name other than those names disclosed on
SCHEDULE 10.30.

          SECTION 10.31 REAL ESTATE. SCHEDULE 10.29 describes all Real Estate owned or leased or otherwise occupied by any Obligor except for sales offices (other than district sales offices). The Borrowers represent and warrant to Lender that such Obligor has good, indefeasible and merchantable title to and ownership of, or a valid leasehold interest in, each parcel of Real Estate described in SCHEDULE 10.29, free and clear of all Liens, except Liens in favor of Lender and the Permitted Liens.

          SECTION 11     COVENANTS.

          Until the expiration or termination of the Commitments and thereafter until the Notes and all other Liabilities are paid and performed in full, each Borrower agrees that, unless at any time Lender shall otherwise expressly consent in writing, it will, and will cause each Obligor to:

          SECTION 11.1 REPORTS, CERTIFICATES AND OTHER INFORMATION. Furnish or cause to be furnished to Lender:

          (a) As soon as available, but in any event within 120 days after the end of each Fiscal Year of the Consolidated Entity: (i) copies of the balance sheets of the Consolidated Entity as at the end of such Fiscal Year and the related statements of earnings, shareholders' equity and cash flows for such Fiscal Year in accordance with GAAP applied consistently throughout the periods reflected therein, such consolidated financial statements to be certified, without a going concern or like qualification or qualification arising out of the scope of the audit, by PriceWaterhouseCoopers (or such other independent certified public accountants of recognized standing as shall be selected by Holdings with Lender's approval).

          (b) As soon as available, but in any event within 45 days after the end of each Fiscal Quarter: (i) copies of the unaudited balance sheets of the Consolidated Entity as at the end of such Fiscal Quarter and the related unaudited statements of earnings, shareholders' equity and cash flows for such Fiscal Quarter and the portion of the Fiscal Year through such Fiscal Quarter.

          (c) As soon as available, but in any event within 30 days after the end of each month, copies of the unaudited balance sheets of the Consolidated Entity as at the end of such month and the related unaudited statements of earnings and cash flows for such month and the portion of the Fiscal Year through such month in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial officer of Holdings as presenting fairly the financial condition and results of operations of the Consolidated Entity (subject to normal year-end audit adjustments).

          (d) As soon as available, but in any event: (i) within 30 days after the beginning of each Fiscal Year of Holdings, a copy of the plan and forecast (including a projected consolidated closing balance sheet, income statement and funds flow statement and amount of the Revolving Commitment and Borrowing Availability) of the Consolidated Entity for the current Fiscal Year in monthly detail with respect to the Revolving Commitment and Borrowing Availability and quarterly detail with respect to the other financial projections; and (ii) within 30 days after the end of the second Fiscal Quarter of the Consolidated Entity in each Fiscal Year, an update of each plan and forecast delivered with respect to the Fiscal Year in which such Fiscal Quarter occurs, reflecting changes in such plan resulting from actual and then anticipated results and forecasts.

          (e) Contemporaneously with the furnishing of a copy of each annual audit report and of each set of financial statements provided for in SECTIONS 11.1(b) and 11.1(d), a duly completed certificate in substantially the form of EXHIBIT D or in such other form as Lender may from time to time require (each a "COMPLIANCE CERTIFICATE"), signed by the chief financial officer of Holdings, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in this
SECTION 11, and to the effect that as of such date no Event of Default or Unmatured Event of Default has occurred and is continuing or if such an Event of Default or Unmatured Event of Default has occurred and is continuing, setting forth the nature thereof and the actions each Obligor is taking with respect thereto.

          (f) Promptly upon receipt thereof, copies of all financial and management reports regarding the Consolidated Entity, submitted to any Obligor, Holdings or any shareholder of any Obligor or Holdings by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of the Consolidated Entity.

          (g) Promptly upon the filing or making thereof, copies of each filing and each report made by Holdings with or to any securities exchange or the Securities and Exchange Commission and of each written communication from Holdings to its shareholders as a group.

          (h) Forthwith upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by any Obligor or any other party with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default, (ii) the institution of, or any adverse determination or materially adverse development in, any litigation, arbitration proceeding or governmental proceeding which could have a Material Adverse Effect, (iii) the occurrence of a Reportable Event, (iv) the institution of any steps to terminate any Pension Plan, (v) the institution of any steps to completely or partially withdraw from any Multiemployer Plan, (vi) the failure of any Borrower or any current or past member of the Controlled Group to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 412 of the Code or Section 302 of ERISA, (vii) the adoption of any amendment which would require any Borrower or any current or past member of the Controlled Group to provide a bond or other security to a Pension Plan under Section 401(a)(29) of the Code or Section 307 of ERISA,
(viii) the incurrence of any increase in the contingent liability of any Borrower or any member of the Controlled Group or any other conditions, events or transactions with respect to any present (or future) Employee Benefit Plan which (a) is not adequately reserved on the balance sheet of the Borrowers or one of the Controlled Group members and (b) could reasonably be expected to result in the incurrence by any Borrower or any member of the Controlled Group of any liability in excess of $75,000 (in the aggregate), (ix) the commencement of any dispute which might lead to the revocation, suspension or termination of any Related Document, (x) any termination (without renewal), loss, suspension or other impairment of any of Obligor's rights under any Material Intellectual Property Right or material Contract or (xi) any other event or events which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (i) Written notification 30 days prior to any cancellation or material change (other than one which enlarges the scope of coverage, adds additional insureds or increases coverage limits) of any such insurance by any Obligor and within 5 days after receipt of any notice (whether formal or informal) of cancellation, reduction in coverage, or shortening of policy period or material adverse change by any of its insurers.

          (j) With respect to each "MULTIEMPLOYER PLAN", as defined in section 4001 of ERISA as to which any Borrower or any current or past member of the Controlled Group may have any liability, (i) no less frequently than annually, a written estimate (which shall be based on information received from each such plan, it being expressly understood that the Borrowers shall take all reasonable steps to obtain such information) of the withdrawal liability that would be incurred by any Borrower or any current or past member of the Controlled Group in the event that any Borrower or any current or past member of the Controlled Group were to completely withdraw from that plan in a complete withdrawal as defined in section 4201 of ERISA, and (ii) written notice thereof, as soon as it has reason to believe (on the basis of the most recent information available to it) that the sum of (a) the withdrawal liability that would be incurred by any Borrower or any current or past member of the Controlled Group if such Borrower or any current or past member of the Controlled Group completely withdrew from any Multiemployer Plans as to which such Consolidated Entities or any current or past member of the Controlled Group has an obligation to contribute, and (b) the amount of the outstanding withdrawal liability (without unaccrued interest) incurred by such Borrower of any current or past member of the Controlled Group to Multiemployer Plans, would exceed $75,000 in the aggregate.

          (k) Prompt written notice of execution of any agreement by any Obligor to merge or consolidate into or with, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or any material joint venture interest in, any other Person, or for the sale, transfer, lease or conveyance by any Obligor of all or any substantial part of its assets or sale, or for the assignment by any Obligor without recourse of any of its receivables.

          (l) With respect to any Obligor, written notice of any change in chief executive officer, chief financial officer, treasurer, controller or senior vice president of sales within 15 Business Days of such change.

          (m)  INTENTIONALLY OMITTED.

          (n) Not later than the twentieth (20th) day of each month, a monthly report ("MONTHLY REPORT") for Roach, accompanied by a certificate in the form attached as EXHIBIT E, which shall be signed by the chief financial officer, treasurer or controller of Roach. The Monthly Report shall be in form and substance satisfactory to Lender and shall include, as of the last Business Day of the preceding month (and with respect to the initial Monthly Report attached as EXHIBIT E, as of a date not more than two (2) Business Days prior to the Closing Date): (i) a separate aged trial balance of Accounts other than Installment Accounts ("ACCOUNTS RECEIVABLE TRIAL BALANCE") of each Borrower sorted by Account Debtor in invoice detail and submitted in hard copy and/or electronic disk indicating which Accounts are current, 30 to 59, 60 to 89, 90 to 119 and 120 days or more past the original invoice date and listing the names and, if required by Lender, addresses of all applicable Account Debtors, (ii) a schedule of Installment Accounts ("INSTALLMENT ACCOUNTS TRIAL BALANCE"; Accounts Receivable Trial Balance and Installment Accounts Trial Balance are referred to collectively as "ACCOUNTS TRIAL BALANCE") of each Borrower sorted by Account Debtor, in individual customer order form or contract detail, specifying the date of the customer order form or contract, the total Installment Account in respect of such Account Debtor's customer order form or contract, a schedule of monthly billing amounts within the next year, and remaining amount scheduled to be billed beyond the next year, (iii) a summary of accounts payable of each Borrower showing which accounts payable are current, 30 to 59, 60 to 89 and 90 days or more past due and listing the names and, if required by Lender, addresses of applicable creditors; (iv) a schedule of Inventory owned by Roach and in Roach's possession valued at the lower of cost or market on a FIFO basis; and (iv) copies of all bank statements relating to all Other Accounts. Each Borrower shall provide in all Monthly Reports all changes with respect to what constitutes Eligible Inventory. In addition, Borrowers shall deliver a consolidating Borrowing Base Certificate to Lender not later than each Wednesday as of the previous Friday. If requested by Lender, each Borrower shall furnish copies of any other reports or information, in a form and with such specificity as is satisfactory to Lender, concerning Accounts and Inventory of such Borrower included, described or referred to in any Borrowing Base Certificate and any other documents in connection therewith requested by Lender, including but only if specifically requested by Lender, copies of all invoices, customer order forms or contracts prepared in connection with such Accounts and all credit memoranda issued by Borrowers (Borrowers shall issue such credit memoranda in accordance with their current practice and without delay, but in any event within three (3) Business Days of receipt of notice of a dispute with respect to an Account).

          (o)  INTENTIONALLY OMITTED.

          (p) From time to time, such other information concerning the Consolidated Entity or any Obligor as Lender may reasonably request.

          SECTION 11.2 CORPORATE EXISTENCE; FOREIGN QUALIFICATION. Do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of each Obligor, (ii) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, except any such jurisdiction where failure to so qualify could not have a Material Adverse Effect (which jurisdictions shall include, without limitation, those jurisdictions listed in SCHEDULE 10.1) and
(iii) comply with all Contractual Obligations and Requirements of Law binding upon such Person, except to the extent that failures to so comply therewith singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          SECTION 11.3   BOOKS, RECORDS AND INSPECTIONS.   Maintain complete and
accurate books and records. In addition, Lender, or any Person designated by Lender in writing, shall have the right, from time to time hereafter, to call at any of Obligor's place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) during normal business hours upon reasonable prior written or telephonic notice by Lender or such other Person; PROVIDED that no prior notice shall be required upon the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, and, without hindrance or delay (i) to inspect, audit, check and make copies of and extracts from such their books, records, journals, orders, receipts and any correspondence and other data relating to their business or to any transactions between the parties hereto, (ii) to make such verification concerning the Collateral as Lender may consider reasonable under the circumstances, and (iii) to discuss the affairs, finances and business of the Obligors with any officers, employees or directors of any Obligor. So long as no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Borrowers shall not be liable for reimbursing Lender for the costs and expenses of the Lender in connection with the activities described in clauses (i), (ii) and (iii) hereof except to the extent provided in SECTION 5.4 hereof.

          SECTION 11.4 INSURANCE. (i) If any Obligor maintains "key man" insurance with respect to any officer or director of such Obligor, such Obligor shall assign the proceeds of such insurance to Lender pursuant to an assignment in form and substance reasonably satisfactory to Lender, (ii) maintain such insurance (X) as may be required by law, or by the Collateral Documents or otherwise by Lender, and (Y) in any event to such extent and against such hazards and liabilities, as is customarily maintained by prudent companies similarly situated, (iii) maintain a sufficient amount of insurance so that none of the Obligors nor Lender will be considered a co-insurer or co-insurers, (iv) with respect to each liability insurance policy, (A) cause such policy to provide, pursuant to endorsements in form and substance satisfactory to Lender, that Lender is named as an additional insured and that the insurer will give Lender 30 days' prior written notice of the termination or other material modification of such policy and (B) notify Lender within 5 days after obtaining any new policy, or increasing coverage under any existing policy, describing in detail in such notice any such new policy or increase, and (v) with respect to each physical damage or casualty policy, and each life insurance policy referred to in SUBCLAUSE (i), (A) cause such policy to provide, pursuant to endorsements in form and substance satisfactory to Lender, that Lender is named as a loss payee as to personal property, mortgagee as to real property and an assignee with respect to life insurance and that the insurer will give 30 days' prior written notice of the termination or other material modification of such policy,
(B) cause such policy to provide, pursuant to endorsements in form and substance satisfactory to Lender, that the insurance shall not be invalidated as against Lender by any action or inaction of any Person other than Lender, regardless of any breach or violation of any warranty, declaration or condition contained in such policy, (C) as against Lender, the insurers shall waive any rights of subrogation to the extent that the named insured has waived such rights (and each Borrower hereby irrevocably and unconditionally waives for itself and any Obligor any right of subrogation against Lender, except for claims arising out of the gross negligence or willful misconduct of Lender), and (D) notify Lender within 5 days of obtaining any new policy or increasing coverage under any existing policy, describing in detail in such notice any such new policy or increase.

          SECTION 11.5 TAXES AND LIABILITIES. Pay when due all taxes and assessments except as contested in good faith and by appropriate proceedings with respect to which reasonably adequate reserves have been established, and are being maintained, in accordance with GAAP if and so long as forfeiture of any part of the Collateral will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest.

          SECTION 11.6 EMPLOYEE BENEFIT PLANS. (i) Maintain, and cause each current or past member of the Controlled Group to maintain, each Pension Plan as to which it may have any material liability, in compliance in all material respects with all applicable Requirements of Law or as required pursuant to a collective bargaining agreement, or if intended to qualify under Section 401(a) or 501(a) of the Code, in form and administered in a manner so as not to result in any liability to any Borrower, or any current or past member of the Controlled Group for failure to comply with the applicable provisions thereof, and (ii) not institute any actions which could give rise to any of the following, unless the liability to any Borrower or any current or past member of the Controlled Group arising from the same will not exceed $75,000 or is adequately reserved on the consolidated balance sheet of the Consolidated
Entity: (a) a Reportable Event, (b) the complete or partial withdrawal from any Multiemployer Plan as defined in Section 4210 of ERISA, (c) an amendment, modification or termination or withdrawal from of a Pension Plan or the entering into of any new Pension Plan, (whether or not resulting in the posting of a security under Section 401(a)(29) of the Code or Section 307 of ERISA), (d) an obligation to file a notice of intent to terminate a Pension Plan under Section 4041 of ERISA, (e) a lien under Section 412 of the Code or Section 302 of ERISA,
(f) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation under Section 4043 of ERISA, or (g) other than in the ordinary course, the incurrence of any increase in the contingent liability of any Obligor or any other conditions, events or transactions with respect to any present (or future) Employee Benefit Plan. No Obligor will become a party or otherwise become obligated to contribute to any Multiemployer Plan.

          SECTION 11.7 COLLATERAL DOCUMENTS. Cause the Collateral Documents, as security for the payment and performance of Notes and all other Liabilities, to be and remain valid, perfected Liens on and security interests in all assets of each Borrower now or hereafter existing or acquired (free of all other Liens whatsoever other than Permitted Liens). Without limiting the generality of the foregoing, each Obligor shall, at least once during any six (6) month period, deliver to Lender (i) an updated SCHEDULE 10.14, (ii) evidence that any additional Material Intellectual Property Right reflected on such updated schedule has been registered or a registration applied for with the United States Patent and Trademark Office or Copyright Office, as appropriate, and
(iii) has executed and delivered to Lender such supplemental intellectual property security agreements as Lender may require for filing with such offices.

          SECTION 11.8 COMPLIANCE WITH LAWS. Comply with all Federal, state and local laws, rules and regulations related to its business except to the extent that failures to so comply singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          SECTION 11.9 MAINTENANCE OF PERMITS. Maintain all permits, licenses and consents as are required for the conduct of its business by any state, Federal or local government agency or instrumentality (including, without limitation, any such license, consent or permit relating to Hazardous Materials or the disposal thereof) unless the failure to maintain such licenses, permits and consents could not reasonably be expected to have a Material Adverse Effect.

          SECTION 11.10 PURCHASE, REDEMPTION, DISTRIBUTION, INTEREST AND PAYMENT RESTRICTIONS. Not, directly or indirectly, purchase, redeem or otherwise acquire any of its Equity Interests or declare or make any dividend, distribution or payment to any holder of any of its Equity Interests, or set aside any funds for any such purpose, or make any other payment of any nature whatsoever to any holder of any shares of the capital stock or any of their Affiliates or members, partners or shareholders (in their capacity as such), PROVIDED, that (i) Borrowers may make payments permitted pursuant to SECTION
11.19 and (ii) PROVIDED, that immediately prior and after giving effect to any such dividend or distribution, dividends or other distributions to Holdings to permit Holdings to (a) pay regularly scheduled payments of interest and mandatory redemptions of principal on Subordinated Indebtedness required by the Subordinated Debt Documents, and (b) pay amounts required by the Convertible Preferred Stock Documents; PROVIDED, further, that no Borrower shall pay such dividend or distribution to Holdings more than five (5) Business Days prior to the date (I) scheduled for such payment on Subordinated Indebtedness or (II) required for such payment pursuant to the Convertible Preferred Stock Documents.

          SECTION 11.11 GUARANTIES, LOANS, ADVANCES OR INVESTMENTS. Not become or be a guarantor or surety of, or otherwise incur any Contingent Obligation or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, or make or permit to exist any loans or advances to, investments in, or contributions to the capital of, any other Person, except for
(i) guaranties in favor of Lender, (ii) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (iii) investments in Cash Equivalents, (iv) intercompany Indebtedness between Obligors and (v) intercompany Indebtedness to TRO (UK) (except that cash advances shall not exceed in the aggregate at any one time outstanding (a) $6,000,000 during the fiscal year ending October 31, 1999, (b) $6,750,000 during the fiscal year ending October 31, 2000, and (c) $7,500,000 during the fiscal year ending October 31, 2001 and at any time thereafter), and in any event evidenced by a promissory note of TRO (UK) made payable to Roach in the amount of $40,000,000, dated February 25, 1999 and endorsed and delivered to Lender.

          SECTION 11.12 MERGERS, CONSOLIDATIONS, SALES. Not (a) be a party to any merger or consolidation or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest or other interest in, any other Person; or (b) sell, transfer, convey or lease all or any substantial part of its assets or sell or assign with or without recourse any Account, other than any sale of inventory in the ordinary course of business, and PROVIDED that the sale, transfer, conveyance or lease of assets shall be in addition subject to the limitations set forth in the Security Agreement.

          SECTION 11.13 UNCONDITIONAL PURCHASE OBLIGATIONS. Not enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services except for contracts with investment banking firms related to strategic alternatives.

          SECTION 11.14 REGULATIONS G, U AND X. Not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

          SECTION 11.15 SUBSIDIARIES. Notwithstanding any provision of this Agreement to the contrary, not create or permit to exist any Subsidiary except for those existing on the date hereof.

          SECTION 11.16  INTENTIONALLY OMITTED.

          SECTION 11.17 OTHER AGREEMENTS. Not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder, under any of the Related Documents or under any other instrument or document delivered or to be delivered by it hereunder or in connection herewith.

          SECTION 11.18 BUSINESS ACTIVITIES; NAME. Not engage in any type of business except the businesses described in SCHEDULE 11.18 and the activities incidental and related thereto. Obligors shall transact and conduct business only in their respective corporate name and such trade names as are set forth in
SCHEDULE 10.30 unless such Obligor (i) shall have given Lender thirty (30) days prior written notice of its intent to do so and (ii) shall have executed and delivered to Lender such documents and instruments as Lender may require to maintain its first priority, perfected Lien in the Collateral.

          SECTION 11.19 TRANSACTIONS WITH AFFILIATES. Not enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any Affiliate other than a Borrower, including without limitation the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except for (i) payment of salary and compensation to employees, (ii) transactions referred to on SCHEDULE 11.19 and (iii) intercompany loans permitted by SECTION 11.11 hereof.

          SECTION 11.20 ENVIRONMENTAL LIABILITIES. Not violate in any material respect any Requirement of Law regarding Hazardous Material; and, without limiting the foregoing, not dispose of any Hazardous Material into, onto or (except in material compliance with Requirements of Law) from any real property owned or operated by it, nor allow any lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to be imposed or to remain on such real property.

          SECTION 11.21 INDEBTEDNESS. Not incur or permit to exist any Indebtedness or accounts payable except (i) the Loans, (ii) deferred taxes,
(iii) current accounts payable arising in the ordinary course of business, (iv) non-current accounts payable which any Obligor is contesting in good faith and by appropriate proceedings diligently conducted, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, and (v) Indebtedness of a type referenced in CLAUSES (b) and (c) of the definition of Permitted Liens provided that the aggregate outstanding amount thereof does not at any time exceed $250,000 as to the Indebtedness referenced in either such clause ("PERMITTED PURCHASE MONEY DEBT"), (vi) the Subordinated Indebtedness, (vii) other Indebtedness shown on SCHEDULE 11.21, and (viii) unsecured Indebtedness in an aggregate amount not to exceed $500,000 at any one time outstanding.

          SECTION 11.22 LIENS. Not create or permit to exist any Lien with respect to any assets of any Obligor now or hereafter existing or acquired, except Permitted Liens.

          SECTION 11.23 FISCAL YEAR. Not change its Fiscal Year from a Fiscal Year ending on the last day of October without the prior written consent of Lender.

          SECTION 11.24 LANDLORD AND WAREHOUSEMAN AGREEMENTS. Provide Lender with copies of all agreements between any Obligor and any landlord, bailee, warehouseman or processor which owns any premises at which Inventory or any other Collateral may, from time to time, be located. Each Borrower shall deliver to Lender on or before the Closing Date a landlord's waiver for the Edina and Bloomington, Minnesota and the Hoffman Estates, Illinois locations (collectively, "PRIMARY COLLATERAL LOCATIONS") in form and substance acceptable to Lender from the lessor of each such leased property. With respect to such leased locations, if any Borrower is unable to deliver such a landlord waiver or bailee letter the Inventory at that location shall automatically be deemed ineligible without further action by Lender. In the event any Borrower delivers to Lender such landlord waiver after the Closing Date, subject to the terms and conditions of this Agreement (including SECTION 9.4), Inventory located at such leased location or other location, as applicable, may be considered Eligible Inventory. Each Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to (a) each Primary Collateral Location and (b) each other location of Collateral where failure to pay or perform could have a Material Adverse Effect. Each Borrower shall promptly deliver to Lender copies of (i) any and all default notices received by it under or with respect to any such leased location or other location, and (ii) such other notices or documents with respect to Primary Collateral Locations as Lender may request in its reasonable discretion.

          SECTION 11.25 MAINTENANCE OF REAL ESTATE. Keep and maintain the Real Estate and all improvements thereon in good condition and repair (ordinary wear and tear excepted) and shall maintain the value and utility thereof and shall maintain such Real Estate in conformity with all applicable building and zoning codes and other applicable laws, statutes, rules and regulations. Each Borrower shall maintain its leased real property in the same manner as its owned Real Estate, and comply with the terms of its leases of Real Estate, in accordance with the applicable leases.

          SECTION 11.26 ACCOUNT RECORDS. At all times hereafter maintain a record of its Accounts, keeping correct and accurate records itemizing and describing the names and addresses of Account Debtors, relevant invoice numbers, shipping dates and due dates, collection histories, and Accounts agings, all of which records shall be available during Borrowers' usual business hours at the request of any of Lender's officers, employees or agents. Borrowers shall cooperate fully with Lender and their agents who shall have the right at any time or times to inspect its Accounts and the records with respect thereto. Borrowers shall conduct a review of their bad debt reserves and collection histories at least once each year and promptly following such review shall supply Lender with a report in a form and with such specificity as may be reasonably satisfactory to Lender concerning such review of the Accounts.

          SECTION 11.27 INSTRUMENTS AND CHATTEL PAPER. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of First Source Financial LLP, as Lender." Upon the request of Lender and at all times upon the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, immediately upon any Borrower's receipt thereof, Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment to vest title, with full recourse to Borrowers, and possession in Lender, all Instruments and Chattel Paper which any Obligor now owns or may at any time or times hereafter acquire.

          SECTION 11.28 INVENTORY RECORDS. At all times hereafter maintain a perpetual inventory, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and of Eligible Inventory, Borrowers' cost therefor and daily withdrawals therefrom and additions thereto, and the locations of all Inventory in the possession of bailees, all of which records shall be available during Borrowers' usual business hours at the request of any of Lender's officers, employees or agents. Borrowers and its employees and officers shall cooperate fully with Lender and its agents who shall have the right at any time or times to inspect the Inventory and the records with respect thereto. Borrowers shall conduct a physical count of its Inventory at least once each year and promptly following such physical inventory shall supply Lender with a report in form and substance satisfactory to Lender concerning such physical count of their Inventory, and shall furnish to Lender, at Lender's request, such other documents and reports with respect to the Inventory.

          SECTION 11.29 COLLATERAL LOCATIONS. Not sell any of the Inventory on a guaranteed sale, sale-and-return, sale on approval or consignment basis or any other basis subject to a repurchase obligation or return right. Neither the location of the principal place of business and chief executive office of any Borrower as set forth on SCHEDULE 10.29, the locations of Collateral as set forth on SCHEDULE 10.29 nor the corporate name or mailing address of any Obligor shall be changed, nor shall there be established additional places of business or additional locations at which Collateral is stored, kept or processed unless
(i) such Obligor shall have given

Lender not less than thirty (30) days prior written notice thereof, (ii) Lender shall have determined that, after giving effect to any such change of name, address or location, Lender shall have a first perfected Lien in the Collateral except for Permitted Liens, (iii) in the case of Collateral locations, such Obligor shall have delivered a landlord waiver or bailee letter, as applicable, in form and substance satisfactory to Lender with respect to such location, and
(iv) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Lender. Prior to making any such change or establishing such new location, Obligors shall execute any additional financing statements or other documents or notices required by Lender. All Collateral located at any such new location shall automatically without further action by Lender be deemed ineligible to constitute Eligible Accounts or Eligible Inventory, as the case may be, until Obligors shall have complied with the requirements of this SECTION 11.29 and SECTION 11.24.

          SECTION 11.30 DISPOSAL OF PROPERTY. Not sell, lease, assign, transfer or otherwise dispose of any of its Property or rights to any Person except for (i) bona fide sales of Inventory to customers for fair value in the ordinary course of business and (ii) sales of Equipment which is obsolete, worn-out or otherwise not useable its business in an aggregate amount in any Fiscal Year not to exceed $100,000. In the event any Equipment of any Obligor is sold, transferred or otherwise disposed of as permitted by this SECTION 11.30 or with Lender's consent, and (i) such sale, transfer or disposition is effected without replacement of the Equipment so sold, transferred or disposed of or such Equipment is replaced by Equipment leased by such Obligor, such Obligor shall promptly (but in any event within three (3) Business Days of the receipt thereof) deliver all of the cash proceeds of any such sale, transfer or disposition to Lender, or (ii) such sale, transfer or disposition is made in connection with the purchase by an Obligor of replacement Equipment, such Obligor shall use the proceeds of such sale, transfer or disposition to finance the purchase by such Obligor of replacement Equipment and shall deliver to Lender written evidence of the use of the proceeds for such purchase. Except as permitted by SECTION 11.22, all replacement Equipment purchased by Obligors shall be free and clear of all Liens, except for Liens in favor of Lender. All proceeds delivered to Lender under this SECTION 11.30 shall be applied to the outstanding Loans (without permanent reduction of the Revolving Commitment) without premium or penalty.

          SECTION 11.31 CHANGES IN ORGANIZATION DOCUMENTS. Not, without the prior written consent of the Lender, amend its Organization Documents in any manner which could adversely affect the interests of the Lender.

          SECTION 11.32 IMPAIRMENT AGREEMENTS. Not enter into or assume any agreement, instrument, indenture or other obligation (other than this Agreement and the Related Documents) which (i) contains a negative pledge provision which would require a sharing of any interest in the Collateral, (ii) prohibits or limits the creation or assumption of any Lien in favor of Lender for the benefit of itself upon its Property, whether now owned or hereafter acquired, or (iii) restricts, prohibits or requires the consent of any Person with respect to the payment of Restricted Payments.

          SECTION 11.33 MANAGEMENT FEES. Not enter into any management or consulting agreements or other similar arrangements with any Person or retain any management consultants resulting in payment in any calendar year in connection therewith in the aggregate in excess of $250,000.

          SECTION 11.34 CORPORATE ACCOUNTS. Not maintain corporate deposit accounts jointly with any Affiliate or commingle any of its funds with funds of any Affiliate.

          SECTION 11.35  FINANCIAL COVENANTS.

          (a) MINIMUM NET WORTH. Not permit Net Worth on the last day of any Fiscal Quarter ending during any period set forth below to be less than the amount set forth below opposite such period:


                                        MINIMUM
          PERIOD ENDING                 NET WORTH
          -------------                 ---------
     April 30, 1999                     $4,600,000

     July 31, 1999                      $6,200,000

     October 31, 1999                        $11,000,000

     January 31, 2000                        $10,000,000

     April 30, 2000                     $10,000,000

     July 31, 2000                      $12,500,000

     October 31, 2000                        $15,000,000
     and each period ending thereafter

          (b) MINIMUM EBITDA. Not permit EBITDA for the twelve-month period ending as of the last day of each quarter set forth below to be less than the amount set forth below opposite such period:



                                        MINIMUM
          PERIOD ENDING                 EBITDA
          -------------                 -------
     April 30, 1999                     $6,000,000

     July 31, 1999                      $6,500,000

     October 31, 1999                        $9,500,000

     January 31, 2000                        $9,000,000

     April 30, 2000                     $9,000,000

                                         -66-

     July 31, 2000                      $10,000,000

     October 31, 2000                        $11,500,000
     and each period ending thereafter

          (c) MINIMUM INTEREST COVERAGE RATIO. Not permit the Interest Coverage Ratio for any quarter ending on April 30, July 31, October 31 or January 31 in any year (except for the period ending January 31, 2000) to be less than 2.25 to 1.00.

     SECTION 11.36 LEASES. Not incur or permit to exist any Lease Obligations (other than leases which are cancelable at the option of such Obligor without penalty and on no more than 90 days' notice) which require the payment of amounts of rental in excess of $2,500,000 in the aggregate for all Obligors combined in any one Fiscal Year.

     SECTION 11.37 RESTRICTED PAYMENTS OF INDEBTEDNESS. Not permit any Obligor to (a) make any voluntary or optional prepayment of any Indebtedness (other than the Liabilities) or (b) make any payment or other distribution of any kind to Holdings in respect of Senior Subordinated Indebtedness, except as otherwise expressly permitted by SECTION 11.10 hereof.

     SECTION 11.38 YEAR 2000. Obligors shall complete their review of all Software by June 30, 1999 and shall ensure by such date that no Y2K Issues exist with respect to such Software which could have a Material Adverse Effect.

          SECTION 12     CONDITIONS.

          The obligation of Lender to make the Loans is subject to the following conditions precedent or concurrent:

          SECTION 12.1 INITIAL LOAN. The obligation of Lender to make the initial Loan shall be subject to the prior or concurrent satisfaction (in form and substance satisfactory to Lender) of each of the conditions precedent set forth below:

          (a) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Loan.

          (b) All warranties and representations contained in this Agreement and the Related Documents shall be true and correct in all material respects as of the date of such Loan, with the same effect as though made on the date of such Loan.

          (c)  In the opinion of Lender, in its sole and absolute discretion,
(i) no litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry shall, on the date of the initial Loan, be pending, or to the knowledge of any Borrower, threatened which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or to obtain relief as a result of, the Related Transactions, or would be materially adverse to, or be detrimental to the interests of, any of the parties to this Agreement or the Related Documents or any of the Related Transactions, and (ii) no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigation or proceeding or inquiry disclosed in SCHEDULE 10.4).

          (d) The fees referred to in SECTION 5 which are due and payable on or prior to the date of the initial Loan shall have been paid to Lender.

          (e) Each Lockbox and Restricted Account shall have been established pursuant to SECTION 6.2 and the financial institutions at which any Obligor has established the payroll and petty cash accounts described in SECTION 6.2(c) shall have furnished Lender with the acknowledgment referred to in such Section.

          (f) Lender shall have received all of the following, each duly executed and dated the date of the initial Loan (or such earlier date as shall be satisfactory to Lender), in form and substance satisfactory to Lender: the Notes, the Depositary Account Agreements, the Security Agreements from each Obligor (as applicable) and such other agreements, documents, instruments, certificates and opinions as Lender may reasonably request.

          (g) Borrowing Availability after giving effect to all Loans made on the Closing Date and LC Exposure existing on the Closing Date shall be not less than $1,500,000.

          (h) The obligations of the Obligors identified on SCHEDULE 12.1 (herein called "INDEBTEDNESS TO BE REFINANCED"), together with all interest accrued thereon and all prepayment premiums and other amounts payable in connection therewith, will be refinanced in full from the proceeds of the Loans on the Closing Date and Lender shall have received a letter from each of the holders of the Indebtedness to be Refinanced setting forth in each case (x) the amount of principal and accrued interest thereon due such holder as of the date of such letter, (y) the per diem interest rate on unpaid principal thereunder as of such date, and (z) payment instructions relative to the payment of such Indebtedness to be Refinanced, and, unless waived by Lender, enclosing in escrow any and all Uniform Commercial Code termination statements, mortgage releases and releases of security interests in patents, trademarks and copyrights, in form and substance satisfactory to Lender, sufficient to terminate all Liens securing any of the Indebtedness to be Refinanced.

          SECTION 12.2 ALL LOANS; LC GUARANTIES. The obligation of Lender to make the initial Loan and each subsequent Loan or to issue an LC Guaranty is subject to the following further conditions precedent (except as set forth in SECTION 12.3(c)):

          (a) (i) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Loan or issuing such LC Guaranty, (ii) the warranties and representations contained in this Agreement and the Related Documents shall be true and correct in all material respects as of the date of such requested Loan or provision of such LC Guaranty, with the same effect as though made on the date of such Loan or provision of such LC Guaranty, and (iii) there shall have been no material adverse change or notice to any Obligor of prospective material adverse change with respect to insurance maintained by any Obligor.

          (b) (i) No claims, litigation (including, without limitation, derivative actions), arbitration, governmental proceeding, investigation or inquiry not disclosed in writing by Borrowers to Lender prior to the date of the last previous Loan or issuance of an LC Guaranty, whichever shall be pending or known to be threatened against any Obligor, (ii) no material development not so disclosed shall have occurred in any claim, litigation (including, without limitation, derivative actions), arbitration, governmental proceeding, investigation or inquiry which was so disclosed, and (iii) no event, condition or development shall have occurred or developed at any time (whether before or after the making of the last previous Loan), which (in the case of each of the foregoing CLAUSES (i) through (iii)) in the opinion of Lender could have a Material Adverse Effect.

          (c) Lender shall have received: (i) a Monthly Report from each Borrower dated no more than thirty-one (31) days prior to the date of such Loan,
(ii) a Borrowing Base Certificate delivered in accordance with SECTION 11.1(n),
(iii) not later than the fifteenth Business Day of the first calendar month following the making of each Loan, a certificate, substantially in the form of EXHIBIT F or in such other form as Lender shall from time to time designate to Borrowers (the "BORROWING CERTIFICATE") dated the last Business Day of the month in which such Loan was requested, signed by the President or a Vice President of each Borrower, (iv) not less than three (3) days prior to the making of an LC Guaranty, a certificate substantially in the form of EXHIBIT G (the "LC GUARANTY REQUEST") relating to all Permitted LCs to be covered by an LC Guaranty since the most recent prior LC Guaranty Request, signed by the President or a Vice President or other appropriate officer of each Borrower, and (v) such other documents as Lender may reasonably request in support of such requested Loan or LC Guaranty, provided, that unless otherwise requested by Lender, each Borrower may deliver one Borrowing Certificate each calendar month for all Loans for which such Borrowing Certificate is required.

          SECTION 13     EVENTS OF DEFAULT AND THEIR EFFECT.

          SECTION 13.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

          (a) Default in the payment when due and payable (i) for a period of five (5) days of any principal of or interest or premium on any Loan or any fee hereunder or (ii) of any of the Liabilities upon the Termination Date, whether by lapse of time, acceleration or otherwise.

          (b) Default, and continuance thereof for five days, in the payment when due, whether by acceleration or otherwise, of any amount payable hereunder or under the Related Documents (other than any amount described in SECTION 13.1(a)).

          (c) (i) Default in the payment when due and payable (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness of, or guaranteed by the Obligors aggregating $400,000 or more, or
(ii) default in the performance or observance of any obligation or condition with respect to any such other Indebtedness of, or guaranteed by the Obligors if the effect of such default is to accelerate the maturity of (or there is matured and unpaid) such other Indebtedness aggregating $250,000 or more, or to cause such other Indebtedness aggregating $400,000 or more to become due and payable, or to permit the holder or holders of such other Indebtedness of $400,000 or more, or any trustee or agent for such holders, to cause such other Indebtedness to become due and payable prior to its expressed maturity.

          (d)  INTENTIONALLY OMITTED.

          (e) (i) Any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due and payable; or
(ii) any Obligor applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian or similar Person for itself or for any of its Property, or makes a general assignment for the benefit of creditors; or
(iii) in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian or similar Person is appointed for any Obligor or for a substantial part of such Person's Property, unless (A) such Person institutes appropriate proceedings to contest or discharge such appointment within 10 days and thereafter continuously and diligently prosecutes such proceedings and (B) such appointment is in fact discharged within 45 days of such appointment; or (iv) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of any Obligor, unless (X) such case or proceeding is not commenced by any Obligor (Y) such case or proceeding is not consented to or acquiesced in by any Obligor or the shareholders of any Obligor, and (Z) such Person institutes appropriate proceedings to dismiss such case or proceeding within 10 days and thereafter continuously and diligently prosecutes such proceedings and such case or proceeding is in fact dismissed within 45 days after the commencement thereof; or (v) any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

          (f) Failure for a period of thirty (30) days after written notice thereof to or by any Obligor or Holdings to comply with or to perform any provision of this Agreement or any Related Document.

          (g) Any warranty or representation made by or on behalf of any Obligor or any other Person herein or in any of the Related Documents, or otherwise in connection herewith or therewith is inaccurate or incorrect in any material respect, or is breached or false or misleading in any material respect, in each case as of the date such warranty or representation is made or is deemed made hereunder; or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of any Obligor to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          (h) Except to the extent that any of the following is expressly permitted hereunder or does not give rise to the incurrence by any Borrower or any current or past member of the Controlled Group of any liability in excess of $75,000 (in the aggregate), or except to the extent any of the following is adequately reserved on the balance sheet of the Borrowers or one of its current members of the Controlled Group, the institution of any steps by any Borrower or any other Person, including the Pension Benefit Guaranty Corporation, (a) to amend, modify or terminate a Pension Plan or to enter into any new Pension Plan,
(b) to cause a complete or partial
withdrawal from any Multiemployer Plan, or (c) other than in the ordinary course, to directly or indirectly cause to exist any other conditions, events or transaction which could reasonably expected to give rise to any liability of any Borrower or any current member of the Controlled Group with respect to any Employee Benefit Plan.

          (i) Any party (including any Obligor or Holdings) to any Related Document (other than Lender) shall fail to comply with or to perform (subject to any applicable grace period) any provision of such Related Document applicable to it; or any of the Related Documents shall fail to remain in full force and effect; or any action shall be taken by any Person (other than Lender or any Depositary Account Bank) to discontinue or terminate any of the Related Documents or to contest the validity, binding nature or enforceability of any thereof.

          (j) Any of the Collateral or the Property of any Obligor having a fair market value of more than $400,000 in the aggregate for the Obligors combined is attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any judgment creditor, receiver, trustee, custodian or assignee for the benefit of creditors of any Obligor and on or before the thirty (30) day period thereafter such Collateral or Property is not returned to such Person or such writ, distress warrant or levy is not dismissed, vacated, stayed or lifted.

          (k)  A Change of Control occurs or exists.

          (l) There shall be entered against any Obligor one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed $400,000 in the aggregate at any one time outstanding, excluding judgments, awards, decrees, orders or writs (i) for which there is full insurance and with respect to which the insurer has assumed responsibility in writing, (ii) for which there is full indemnification (upon terms and by creditworthy indemnitors which are satisfactory to Lender) or (iii) which have been in force for less than the applicable period for filing an appeal so long as execution is not levied thereunder (or in respect of which the applicable Obligor shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review).

          (m) The receipt by any Obligor of any claim or assessment from any Federal, state or local governmental authority, or any other Person, asserting liability or potential liability against such Person under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

          (n) Any security interest created under any Related Document shall cease to be a valid and perfected first priority security interest or Lien (subject to Permitted Liens) in any of the Collateral purported to be covered thereby for any reason other than the failure of Lender to take any action within its control.

          SECTION 13.2 EFFECT OF EVENT OF DEFAULT. If an Unmatured Event of Default or an Event of Default shall have occurred and be continuing, Lender may elect to do one or more of the following at any time or times and in any order:
(i) reduce the amount of the

Revolving Commitment, (ii) restrict the amount of, or suspend its obligations to make, Loans, (iii) restrict or suspend the issuance of Letters of Credit or LC Guaranties or (iv) demand that Borrowers immediately deposit with Lender an amount equal to one hundred ten percent (110%) of the LC Exposure to enable Lender to make payments under the LC Guaranties when required, and such amount shall become immediately due and payable. If any Event of Default described in
SECTION 13.1(e) shall occur, the Commitments (if not theretofore terminated) shall immediately terminate and the Notes and all other Liabilities shall become immediately due and payable, all without notice of any kind; and, in the case of any other Event of Default, Lender may declare the Commitments (if not theretofore terminated) to be terminated and the Notes and all other Liabilities to be due and payable, whereupon the Commitments (if not theretofore terminated) shall immediately terminate and the Notes and all other Liabilities shall become immediately due and payable, all without further notice of any kind. Lender shall promptly provide Borrowers written notice of any such declaration but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in SECTION 13 may be waived by Lender in writing. In the case of any Event of Default occurring by reason of any wilful action or inaction by or on behalf of any Borrower in order to avoid payment of any prepayment fee or premium pursuant to SECTION 2.7 which Borrowers would have to pay if the Liabilities were paid in full, an equivalent fee shall also be immediately due and payable to the extent permitted by law.

          SECTION 13.3 RIGHTS AND REMEDIES GENERALLY. Upon acceleration of the Liabilities, Lender shall have, in addition to any other rights and remedies contained in this Agreement or in any of the Related Documents, all of the rights and remedies of a secured party under the UCC or other applicable laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, Lender shall have the right to sell, lease or otherwise dispose of all or any part of the Collateral and the sale, lease or other disposition of the Collateral, or any part thereof, by Lender after an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Liabilities then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Lender shall have the right to conduct such sales on any Borrower's premises, at Borrowers' expense, or elsewhere, on such occasion or occasions as Lender may see fit.

          SECTION 13.4 ENTRY UPON PREMISES AND ACCESS TO INFORMATION. Upon acceleration of the Liabilities, Lender shall have the right (i) to cause the Collateral to remain on any Borrower's premises, without any obligation to pay rent, (ii) to enter upon the premises of any Borrower where the Collateral is located or any other place or places where the Collateral is believed to be located and kept, without any obligation to pay rent, to render the Collateral useable or saleable, or to remove the Collateral therefrom to the premises of Lender or any agent of Lender, at Borrowers' expense, for such time as Lender may desire in order effectively to collect or liquidate the Collateral, and
(iii) to require Borrowers to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender. Upon acceleration of the Liabilities, Lender shall have the right to take possession of Borrowers' original books and records, to obtain access to each Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Lender deems appropriate; and Lender shall have the right to notify postal authorities to change the address for delivery of each Borrower's mail to an address designated by Lender and to receive, open and dispose of all mail addressed to the respective Borrowers and to take possession of all checks or other original remittances contained in such mail.

          SECTION 13.5 SALE OR OTHER DISPOSITION OF COLLATERAL BY LENDER. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is given to a Borrower as specified in SECTION 14.3, at least ten (10) days prior to such proposed action, shall constitute fair and reasonable notice to such Borrower of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Lender in connection therewith, shall be applied as provided herein toward satisfaction of the Liabilities. Lender shall account to Borrowers for any surplus realized upon such sale or other disposition, and Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency, shall not affect Lender's Liens on the Collateral until the Liabilities are fully paid.

          SECTION 13.6 NOTICE TO ACCOUNT DEBTORS. Lender may, in its sole discretion, at any time or times, upon the occurrence and during the continuance of an Event of Default and without prior notice to Borrowers, notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a Lien therein. Upon the occurrence and during the continuance of an Event of Default, Lender may direct or, at the request of Lender, Borrowers shall direct, any or all Account Debtors to make all payments upon the Accounts directly to Lender. Lender shall furnish Borrowers with a copy of any such notice.

          SECTION 13.7 WAIVER OF DEMAND. DEMAND, PRESENTMENT, PROTEST AND NOTICE OF DEMAND, PRESENTMENT, PROTEST, NONPAYMENT, INTENT TO ACCELERATE AND ACCELERATION ARE HEREBY WAIVED BY BORROWERS. BORROWERS ALSO WAIVE THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

          SECTION 13.8 WAIVER OF NOTICE. EXCEPT AS PROVIDED IN SECTION 13.5, UPON THE OCCURRENCE OF A DEFAULT OR AN EVENT OF DEFAULT, BORROWERS HEREBY WAIVE ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. BORROWERS ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

          SECTION 14     GENERAL.

          SECTION 14.1 WAIVER; AMENDMENTS. No delay on the part of Lender or any holder of a Note or other Liability in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or a Note or any Related Document shall in any event be effective unless the same shall be in writing and signed and delivered by Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 14.2 CONFIRMATIONS. Each of the Borrowers and Lender (or any holder of a Note) agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.

          SECTION 14.3 NOTICES. Except with respect to SECTION 2.3: (a) notices forwarded by mail shall be deemed to have been given on the earlier to occur of (i) receipt or (ii) three days after the date sent, if sent by registered or certified mail, postage paid, and:

          (i) IF TO ANY BORROWER, addressed to such Borrower at its address shown below its signature hereto, with a copy addressed to any other Person indicated; or

          (ii) IF TO LENDER, addressed to Lender at the address shown below its signature hereto, with a copy addressed to any other Person indicated; or

in the case of any party, at such other address as such party may, by written notice received by the other parties to this Agreement, have designated as its address for notices; and (b) notices given by telegram or facsimile transmission shall be deemed to have been given when sent if addressed to the party to whom sent, at its address as aforesaid. Notices of borrowing pursuant to SECTION 2.3 shall be effective upon receipt by Lender and shall be in writing (or by telephone to be confirmed in writing by Borrowers). Lender shall be entitled to rely upon all telephone notices and notices delivered by facsimile or similar electronic transmission and Borrowers shall jointly and severally indemnify and hold Lender harmless from any loss, cost or expense ensuing from any such reliance, which indemnification shall survive any termination of this Agreement.

          SECTION 14.4 COSTS, EXPENSES AND TAXES. Borrowers jointly and severally agree to pay on demand all out-of-pocket costs and expenses of Lender (including the reasonable fees and out-of-pocket expenses of counsel for Lender and of local counsel, if any, who may be retained by said counsel and all costs of appraisals, surveys, environmental reviews and the like required to be made or completed) in connection with the preparation, execution and delivery of this Agreement, the Related Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. Borrowers further jointly and severally agree to pay all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with the administration, enforcement, waiver or amendment of this Agreement, the Related Documents and any such other instruments or documents. In addition, Borrowers further jointly and severally agree to pay, and to save Lender harmless from all liability for, any document, stamp, filing, recording, mortgage or other taxes which may be payable in connection with the borrowings hereunder or the execution, delivery, recording or filing of this Agreement, any of the Related Documents or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this SECTION 14.4 shall survive any termination of this Agreement.

          SECTION 14.5 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by Lender and Lender's extension of the Commitments, Borrowers jointly and severally hereby agree to indemnify, exonerate and hold Lender and Manager and each of their respective officers, directors, employees and agents (including, without limitation, each Depositary Account Bank, and herein collectively called "LENDER PARTIES" and individually called a "LENDER PARTY") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys' fees and disbursements (called in this SECTION 14.5 the "INDEMNIFIED LIABILITIES"), of any and every kind whatsoever paid, incurred or suffered by, or asserted against, any Lender Party for, with respect to, arising out of or as a direct or indirect result of:

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or involving any Loan or the execution, delivery, performance or enforcement of this Agreement, the Related Documents and any instrument, document or agreement executed pursuant hereto by any of Lender Parties;

          (b) (i) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property legally or beneficially owned (or any estate or interest which is owned) or operated by any Obligor (including, without limitation, any property owned by a land trust the beneficial interest in which is owned, in whole or in part, by any Obligor) of any Hazardous Material (including, without limitation, any claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material), and (ii) any of the conditions disclosed in any of the documents listed on SCHEDULE 10.19 regardless, in the case of either of CLAUSE (i) or CLAUSE (ii), of whether caused by, or within the control of, any Obligor;

          (c) (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of any securities of any Obligor or Holdings, or (ii) any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; and

          (d) (i) any injury to person or damage to property, known or unknown, reported or unreported, which results from the use of the products of any Obligor, or (ii) any obligation or liability arising out of or with respect to the business or operations of any Obligor, in each case whether any of such matters arise before or after the foreclosure of or other taking of title to all or any portion of the Collateral by Lender;

except for any such Indemnified Liabilities arising on account of the relevant Lender Party's gross negligence or willful misconduct and, to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this SECTION 14.5 shall survive any termination of this Agreement and shall not be reduced or impaired by any investigation made by or on behalf of any Lender Party.

          SECTION 14.6 SUBMISSION TO JURISDICTION. LENDER MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT OR THE RELATED DOCUMENTS IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. EACH BORROWER HEREBY IRREVOCABLY DESIGNATES CORPORATE SERVICES CORPORATION WITH OFFICES ON THE DATE HEREOF AT ILLINOIS CORPORATION SERVICE COMPANY, 700 SOUTH SECOND STREET, SPRINGFIELD, ILLINOIS 62704, TO RECEIVE FOR AND ON BEHALF OF SUCH PERSON SERVICE OF PROCESS IN ILLINOIS. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH PERSON AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PERSON MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT LOCATED IN CHICAGO, ILLINOIS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 14.7 GOVERNING LAW; SEVERABILITY; REMEDIES CUMULATIVE. This Agreement and the Notes shall be a contract made under and governed by the internal laws of the State of Illinois without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Obligors and rights of Lender and any other holder of a Note or Liability expressed herein or in the Related Documents shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities.

          SECTION 14.8 SALE OF NOTES; PARTICIPATIONS. Lender may assign to one or more banks or other Persons all or any part of or rights in, or may grant participations to one or more banks or other Persons in or to, this Agreement, any Loan or Loans or the Notes or either of them or Lender's rights and remedies hereunder and thereunder, and to the extent of any such assignment or participation (unless otherwise stated therein) the assignee or participant of such assignment or participation shall have the same rights and benefits hereunder and thereunder as it would have if it were Lender hereunder.

          SECTION 14.9 ENTRY INTO AGREEMENT. Each Borrower represents, warrants and acknowledges that (i) the relationship between each Borrower and Lender is solely that of a borrower and a lender, and (ii) each Borrower is in sole control of its business and has entered into this Agreement as its own free act and voluntary deed, based upon its independent judgment as to its best interests.

          SECTION 14.10 LEGAL OPINIONS. Borrowers expressly consent to the rendering of opinions by its counsel and of each other counsel required by Lender to be rendered in connection with the initial closing of the matters contemplated hereby, and thereafter to be rendered from time to time in connection with this Agreement or any Related Document, and acknowledges that such opinions, when so rendered, shall be deemed to be rendered at the request and upon the instruction of Borrowers, which have, and will have (prior to the rendering of each opinion), consulted with and been advised by such counsel as to the consequences of such consent, request and instructions.

          SECTION 14.11 JURY TRIAL; DAMAGE WAIVER. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
          SECTION 14.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of each Borrower, Lender and their respective successors and assigns; PROVIDED, that no Borrower shall have any right to assign their respective rights or delegate their respective duties under this Agreement. Lender may assign any of its rights under this Agreement and the Related

Documents to its lenders for collateral security purposes. This Agreement and the Related Documents contain the entire agreement of the parties hereto with respect to the matters covered hereby.

          SECTION 14.13 MARSHALLING. Lender shall be under no obligation to marshall any assets in favor of Borrowers or any other Person or against or in payment of any or all of the Liabilities.

          SECTION 14.14 WAIVERS WITH RESPECT TO OTHER INSTRUMENTS. Borrowers waive presentment, demand and protest and notice of presentment, demand protest, default, nonpayment, maturity, release, compromise, settlement, extension, or renewal of any or all of any Person's commercial paper, Accounts, contract rights, documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which Borrowers may in any way be liable and hereby ratifies and confirms whatever Lender may do regarding the enforcement, collection, compromise, or release thereof.

          SECTION 14.15 RETENTION OF BORROWER' DOCUMENTS. Lender may destroy or otherwise dispose of all documents, schedules, invoices or other papers delivered to Lender in accordance with its customary practices unless any Borrower requests in writing that same be returned. Upon any Borrower's request and at such Borrower's expense, Lender shall return such papers when Lender's actual or anticipated need for same has terminated.

          SECTION 14.16 SURVIVAL OF WARRANTIES. All representations and warranties of Borrowers contained in this Agreement or any of the Related Documents shall survive the execution and delivery of this Agreement and the Related Documents and the making of the Loans. Notwithstanding anything contained in this Agreement to the contrary, the provisions of, and the undertakings, indemnifications and agreements of Borrowers set forth in SECTIONS 2.11(c), 8, 14.4 and 14.5 shall survive payment of the Liabilities and termination of this Agreement.

          SECTION 14.17 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or similar electronic medium shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any Person delivering an executed counterpart of this Agreement by facsimile or similar electronic medium shall also deliver a manually executed counterpart of this Agreement; PROVIDED that the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

          SECTION 14.18 EXCEPTIONS TO COVENANTS. No Borrower shall be deemed to be permitted to take any action or omit to take any action which is permitted as an exception to any of the terms, provisions or covenants contained in any of the Related Documents if such action or omission would result in an Event of Default or Unmatured Event of Default or the breach of any term, provision or covenant contained in any Related Document.

          SECTION 14.19 CONSTRUCTION. Borrowers acknowledge that it and their counsel have approved this Agreement and the Related Documents and that the usual rule of construction to the effect that any ambiguities or inconsistencies are to be resolved against the drafting Person shall not be applicable in the interpretation of this Agreement and any of the Related Documents.

          SECTION 14.20 REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Liabilities, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          SECTION 14.21 ENTIRE AGREEMENT. This Agreement, including all Exhibits, Schedules, the Related Documents, and other documents attached hereto or incorporated by reference herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other negotiations, understandings and representations, oral or written, with respect to the subject matter hereof, including that certain Commitment Letter dated as of January 14, 1999 between Lender and Roach.

          SECTION 14.22  ACKNOWLEDGMENT.   BORROWERS ACKNOWLEDGE THAT THEY HAVE
BEEN ADVISED BY COUNSEL OF THEIR CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND BORROWERS ACKNOWLEDGE AND AGREE THAT (I) EACH OF THE WAIVERS SET FORTH HEREIN WERE KNOWINGLY AND VOLUNTARILY MADE, (II) THE OBLIGATIONS OF LENDER HEREUNDER, INCLUDING THE OBLIGATION TO ADVANCE AND LEND FUNDS TO BORROWERS IN ACCORDANCE HEREWITH, SHALL BE STRICTLY CONSTRUED AND SHALL BE EXPRESSLY SUBJECT TO BORROWERS' COMPLIANCE IN ALL RESPECTS WITH THE TERMS AND CONDITIONS HEREIN SET FORTH, AND (III) NO REPRESENTATIVE OF LENDER HAS WAIVED OR MODIFIED ANY OF THE PROVISIONS OF THIS AGREEMENT AS OF THE DATE HEREOF AND NO SUCH WAIVER OR MODIFICATION FOLLOWING THE DATE HEREOF SHALL BE EFFECTIVE UNLESS MADE IN ACCORDANCE WITH SECTION 14.1.

          SECTION 14.23 CONFIDENTIALITY. Borrowers agree that Lender may disclose information relating to Borrowers to each of the Master Lenders and the Master Agents which have agreed to use procedures substantially comparable to those used by them in respect of non-public information as supplied to them by or on behalf of Lender to the extent that such information is not and does not become publicly available and which Lender indicates at the time is to be treated confidentially; PROVIDED, that each of the Master Lenders, and the Master Agents, as the case may be, is hereby authorized to deliver a copy of each or any financial statement of any one or more of the Borrowers or any other information relating to the Loans, or the

Collateral, which may be furnished to it hereunder or otherwise to (a) its legal counsel and auditors and other professional advisors, (b) governmental or regulatory authorities having jurisdiction over it, (c) independent financial rating agencies (including, without limitation the Rating Agencies), (d) any person providing general liquidity or credit enhancement to the Master Lenders, and (e) (subject to obtaining a confidentiality agreement containing the foregoing confidentiality restrictions) any Person to whom a Master Lender proposes to assign all or any part of its interest or grant a participation in its interest. As used herein: "MASTER AGENTS" shall mean Citicorp North America, Inc. ("CNAI"), Bank of New York and any successor thereto or assignee thereof; "MASTER LENDER" shall mean any person becoming a party "LENDER" to that certain Second Amended and Restated Credit Agreement dated as of May 24, 1996 (as amended from time to time, the "MASTER CREDIT AGREEMENT") among First Source Financial, Inc., Lender, Master Agents and such Lenders; and "RATING AGENCIES" shall mean Standard and Poor's and Moody's Ratings Group, a division of McGraw-Hill, Inc., and Moody's Investors Services, Inc.

          SECTION 14.24  JOINT AND SEVERAL LIABILITY OF BORROWERS.

     Each Borrower shall be jointly and severally liable hereunder and under each of the Related Documents with respect to all Liabilities, regardless of which Borrower actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder, or the manner in which Borrowers or Lender account therefor in their respective books and records. Notwithstanding the foregoing, (i) each Borrower's obligations and liabilities with respect to proceeds of Loans which it receives or Letters of Credit issued for its account, and related fees, costs and expenses, and (ii) each Borrower's obligations and liabilities arising as a result of the joint and several liability of Borrowers hereunder with respect to proceeds of Loans received by, or Letters of Credit issued for the account of, the other Borrower, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of, nor the Liens granted to Lender under the Collateral Documents by, any of the Borrowers shall be impaired or released by (A) the failure of Lender, any successors or assigns thereof, or any holder of any Note or any of the Liabilities to assert any claim or demand or to exercise or enforce any right, power or remedy against any Obligor or Holdings, any other Person, the Collateral or otherwise; (B) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Liabilities or the release or compromise of any obligation of any nature of any Person with respect thereto; (C) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and/or observance of any of the Liabilities or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property; (D) any action or inaction on the part of Lender, or any other event or condition with respect to the other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such other Borrower, or a guarantor or surety of or for any or all of the Liabilities, including, without limitation, Holdings; and (E) any other act, matter or thing (other than payment or performance of the Liabilities) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such or the other Borrower.

          SECTION 14.25  FOREIGN JUDGMENTS.

     If, for the purpose of obtaining or enforcing a judgment in any court in any jurisdiction it becomes necessary to convert into the currency of the country giving such judgment (the "JUDGMENT CURRENCY") an amount due hereunder in United States dollars, then the date on which the rate of exchange is fixed by such court for such conversion shall be known as the "CONVERSION DATE". If there is a change in the rate of exchange between the Judgment Currency and United States dollars occurring between the Conversion Date and the date of actual receipt of the amount due hereunder or under such judgment, the applicable Borrower will, notwithstanding such judgment, to the extent permitted by applicable law, pay all such additional amounts as may be necessary to ensure that the amount paid and received in the Judgment Currency when converted at the rate of exchange prevailing on the date of such receipt will produce the amount then due in United States dollars. The obligation to make such additional payment shall constitute a separate and independent obligation of such Borrower and shall not merge with any judgment or any partial payment or enforcement of payment. The term "rate of exchange" used herein shall include any premiums and costs of exchange payable in connection with the conversion being effected.

          SECTION 14.26 INCOME TAX GROSS UP. All payments payable under this agreement whether principal, interest or otherwise shall be paid in full, free and clear of any present or future taxes, levies, imposts, duties, charges, fees or withholdings and without set-off or counterclaim or any restriction or condition or deduction whatsoever. If any Borrower is compelled by law to make any deduction or withholding it will ensure that the same does not exceed the minimum liability therefor and will promptly pay Lender such additional amount as will result in the net amount received by Lender being equal to the full amount which would have been receivable had there been no deduction or withholding.

          SECTION 14.27  REGISTRY.

     Upon any assignment by Lender, or any assignee under SECTION 14.8 (collectively, "Assignees"), of all or any part of or rights in any Loan or Loans or the Notes pursuant to SECTION 14.8, Borrower hereby designates Lender to serve as Borrower's agent, solely for purposes of this SECTION 14.26 to maintain a register (the "Register") on which it will record the Commitment from time to time of each of the Assignees, the Loans made by each of the Assignees and each repayment in respect of the principal amount of the Loans of each Assignee. Failure to make any such recordation, or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. With respect to any Assignee, the transfer of the Commitments of such Assignee and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by Lender with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by Lender on the Register only upon the acceptance by Lender of a properly executed and delivered assignment and assumption agreement, reasonably satisfactory to Lender. Coincident with the delivery of such an assignment and assumption agreement to Lender for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Assignee shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Assignee shall be issued to the assigning or transferor Assignee and/or the new Assignee. Borrower agrees to indemnify Lender from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Lender in performing its duties under this SECTION 14.26.

Executed and delivered at Chicago, Illinois, as of the day and year first above written.

                              THE ROACH ORGANIZATION, INC.


                              By:
                                   --------------------------------------------
                                   Steven R. Schuster
                                   Vice President

                              Address:   c/o TRO Learning, Inc.
                                         4660 West 77th Street
                                         Edina, Minnesota  55311
                              Attention: John Murray and Steven Schuster
                                         612-832-1210
                              Telephone: 612-832-1000


                              TRO LEARNING (CANADA), INC.


                              By:
                                   --------------------------------------------
                                   Steven Schuster
                                   Vice President


                              Address:   c/o TRO Learning, Inc.
                                         4660 West 77th Street
                                         Edina, Minnesota  55311
                              Attention: John Murray and Steven Schuster
                                         612-832-1208
                              Telephone: 612-832-1000

                              FIRST SOURCE FINANCIAL LLP
                              By: First Source Financial, Inc.
                              Its: Manager


                              By:
                                   --------------------------------------------
                                   John P. Thacker
                                   Senior Vice President

                              2850 West Golf Road - Fifth Floor
                              Rolling Meadows, IL 60008
                              Attention: Contract Administration
                              Facsimile: (847) 734-7910, 7911
                              Telephone: (847) 734-2000